DIODES INCORPORATED

Notice of Annual Meeting of Stockholders

To Be Held May 17, 2006

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of Diodes Incorporated (the “Company”) will be held at Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, on Wednesday, May 17, 2006 at 9:00 a.m. (California time) for the following purposes:

1.
Election of Directors. To elect seven persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board of Directors’ nominees are: C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2.	Ratification of Executive Stock Grant. To approve the restricted grant to Dr. Keh-Shew Lu of 180,000 shares (270,000 shares split adjusted on December 1, 2005) of Common Stock.

3.
Amendment of Certificate of Incorporation. To approve a proposed amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 70,000,000.

4.
Amendment of 2001 Omnibus Equity Incentive Plan. To approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the increase by 2,200,000 in the number of shares of Common Stock which may be subject to awards granted thereunder.

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006.

6.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Only persons who are stockholders of record (the “Stockholders”) at the close of business on March 24, 2006 are entitled to notice of and to vote, in person or by proxy, at the Meeting or any continuation, adjournment or postponement thereof.

The Proxy Statement, which accompanies this Notice, contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Board of Directors. It is expected that these materials first will be mailed to Stockholders on or about April 14, 2006.

Whether or not you plan to attend the Meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed, postage-paid envelope to be sure that your shares are voted. Your vote is important, whether you own a few shares or many. If you attend the Meeting, you may revoke your proxy and vote your shares in person. You may revoke your proxy at any time prior to its exercise at the Meeting.

Dated at Westlake Village, California, this fourth day of April 2006.

By Order of the Board of Directors,

DIODES INCORPORATED

/s/ Carl C. Wertz
Carl C. Wertz,
Secretary

This page left intentionally blank.

Diodes Incorporated
3050 East Hillcrest Drive
Westlake Village, California 91362
(805) 446-4800

Proxy Statement

Annual Meeting: May 17, 2006

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) for use at the annual meeting (the Meeting”) of the stockholders of the Company to be held on Wednesday, May 17, 2006, at Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, at 9:00 a.m. (California time), and at any adjournment or postponement thereof. Only stockholders of record (the “Stockholders”) at the close of business on March 24, 2006 (the “Record Date”) are entitled to notice of and to vote, in person or by proxy, at the Meeting or any adjournment or postponement thereof. The Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card first will be mailed to Stockholders on or about April 14, 2006.

Matters to be Considered:

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors. To elect seven persons to the Board, each to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. The Board’s nominees are: C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong and John M. Stich.

2.	Ratification of Executive Stock Grant. To approve the restricted grant to Dr. Keh-Shew Lu of 180,000 shares (270,000 shares split adjusted on December 1, 2005) of Common Stock.

3.
Amendment of Certificate of Incorporation. To approve a proposed amendment of the Company’s Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 70,000,000.

4.
Amendment of 2001 Omnibus Equity Incentive Plan. To approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the increase by 2,200,000 in the number of shares of Common Stock which may be subject to awards granted thereunder.

5.
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006.

6.	Other Business. To transact such other business as properly may come before the Meeting or any continuation, adjournment or postponement thereof.

Method of Voting

Stockholders can vote by proxy or by attending the Meeting and voting in person. A proxy card (the “Proxy”) is enclosed. If you vote by means of the Proxy, the Proxy must be completed, signed and dated by you or your authorized representative. The completed Proxy may be returned in the postage-paid envelope provided, or by facsimile to the Inspector of Elections at (805) 374-1255. Dr. Keh-Shew Lu and Carl C. Wertz, the designated proxyholders (the “Proxyholders”), are members of the Company’s management. If you hold Common Stock in “street name,” you must either instruct your broker or nominee as to how to vote such shares or obtain a proxy, executed in your favor by your broker or nominee, to be able to vote at the Meeting.

If a Proxy is properly signed, dated and returned and is not revoked, the Proxy will be voted at the Meeting in accordance with the Stockholder’s instructions indicated on the Proxy. If no instructions are indicated on the Proxy, the Proxy will be voted “FOR” the election of the Board’s nominees, “FOR” ratification of the executive stock grant, “FOR” the proposed amendment of the Certificate of Incorporation, “FOR” the proposed amendment of the 2001 Omnibus Equity Incentive Plan, “FOR” ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the Meeting or any adjournment or postponement thereof.

Revocation of Proxies

You may revoke a Proxy at any time before it is exercised by filing a written revocation, or a duly executed proxy bearing a later date, with the Company’s Secretary at our principal executive offices located at 3050 East Hillcrest Drive, Westlake Village, California 91362 prior to the commencement of the Meeting. You may also revoke a Proxy by attending the Meeting and voting in person. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxy.

Voting Rights

The authorized capital of the Company consists of (i) 30,000,000 shares of common stock, par value $0.66-2/3 per share (“Common Stock”), of which 25,509,213 shares were issued and outstanding on the Record Date and (ii) 1,000,000 shares of Class A Preferred Stock, $1.00 par value (“Class A Preferred Stock”), none of which were issued and outstanding on the Record Date. The Common Stock and the Class A Preferred Stock are collectively referred to as the “Stock.”

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the meeting, present either in person or by Proxy, constitutes a quorum for the conduct of business at the Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for the purpose of determining the presence of a quorum.

Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company at the close of business on the Record Date on any matter submitted to the Stockholders, except that in connection with the election of directors, each Stockholder has the right to cumulate votes, provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a Stockholder has given notice prior to commencement of voting of his or her intention to cumulate votes. If a Stockholder has given such notice, all Stockholders may cumulate their votes for all nominated candidates. Cumulative voting entitles a Stockholder to give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock owned by such Stockholder, or to distribute such Stockholder’s votes on the same principle among as many candidates as the Stockholder shall think fit. Discretionary authority to cumulate votes is hereby solicited by the Board and the return of the Proxy shall grant such authority.

In the election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. The approval of the proposed amendment of the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote on the proposal at the Meeting. Each proposal described in this Proxy Statement, other than the election of director and the proposed amendment of the Certificate of Incorporation, requires that affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting. Abstentions and broker non-votes will have no effect with respect to the election of directors, but will have the same effect as votes “AGAINST” the proposed amendment of the Certificate of Incorporation. With respect to all other proposals submitted to the Stockholders, abstentions will be included in the number of votes present and entitled to vote on that proposal and, accordingly, will have the effect of a vote “AGAINST” the proposal. However, broker non-votes with respect to any proposal submitted to the Stockholders will not be counted as shares present and entitled to vote on that proposal and, accordingly, will not have any effect with respect to the approval of that proposal (other than to reduce the number of affirmative votes required to approve the proposal).

Of the shares of Common Stock outstanding on the Record Date, 5,777,187 (or approximately 22.6%) (the “Shares”) were held in the name of Lite-On Semiconductor Corporation (“LSC”), formerly named Lite-On Power Semiconductor (“LPSC”). See “General Information - Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship between LPSC, LSC and the Company. An additional 536,037 shares (or approximately 2.1%) were owned by directors and executive officers of the Company on the Record Date. LSC and each director and executive officer has informed the Company that they will vote “FOR” the election of the nominees to the Board identified herein, “FOR” the ratification of the executive stock grant, “FOR” the proposed amendment of the Certificate of Incorporation, “FOR” the proposed amendment of the 2001 Omnibus Equity Incentive Plan, and “FOR” the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a Proxy to vote the Common Stock in his discretion as to some matters, but not as to certain other proposals without specific instructions from the beneficial owner. When a broker or nominee is unable to vote a client’s shares on proposals, the missing votes are referred to as “broker non-votes.” If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” the election of the Board’s nominees, “FOR” the ratification of the executive stock grant, and “FOR” ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, but not with respect to the proposed amendment of the Certificate of Incorporation or the proposed amendments of the 2001 Omnibus Equity Incentive Plan.

Cost of Solicitation of Proxies

This Proxy solicitation is made by the Board of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, beneficial owners, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, e-mail or in person to request that Proxies be furnished. No additional compensation will be paid for these services to officers or employees of the Company. The Company will reimburse banks, brokerage houses, and other custodians, nominees and fiduciaries, for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost for the printing and solicitation of Proxies is $12,000.

Other Business

As of the date of this Proxy Statement, the Board knows of no business to be presented for consideration at the Meeting other than as stated in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Meeting, including a motion to adjourn the Meeting to another time or place to solicit additional Proxies in favor of the recommendation of the Board, the Proxyholders will vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board, and authority to do so is included in the Proxy. Such authorization includes authority to appoint a substitute nominee or nominees to the Board’s nominees identified herein where death, illness or other circumstances arise which prevent any such nominee for directors from serving in such position and to vote such Proxy for such substitute nominee.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock as of the Record Date by (i) each person known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock (other than depositories), (ii) each executive officer, director and nominee for director of the Company, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)

Lite-On Semiconductor Corporation (“LSC”)	5,777,187	(4)	22.6%
Munder Capital Management	1,438,350		5.6%
Raymond Soong	403,650	(5)	1.6%
C.H. Chen	288,750	(5) (6)	1.1%
Michael R. Giordano	153,280	(5) (7)	*
Keh-Shew Lu	381,750	(5) (6)	1.5%
M.K. Lu	34,500	(5)	*
Shing Mao	177,250	(5)	*
John M. Stich	54,750	(5)(8)	*
Joseph Liu	353,466	(5)	1.4%
Mark A. King	121,500	(5)	*
Carl C. Wertz	216,421	(5)	*
Steven Ho	75,562	(5)	*
All directors, nominees and executive officers as a group (11 persons)	2,260,878	(9)	8.3%

* Less than 1%.

(1)
The address of LSC is 9F. No. 233-2, Pao-Chiao Road, Hsin-Tien, Taipei-hsien 23115, Taiwan, R.O.C. The address of Munder Capital Management is 480 Pierce Street Birmingham, MI 48009-6063. The address of each director and executive officer of the Company is 3050 East Hillcrest Drive, Westlake Village, California 91362.

(2)	The named stockholder has sole voting power and investment power with respect to the shares listed, except as indicated and subject to community property laws where applicable.

(3)
Under Rule 13d-3 of the Securities and Exchange Act of 1934 (the “Exchange Act”), certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Exchange Act, shares which the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the beneficial ownership and the percentage ownership of the person (or group) but are not deemed to be outstanding as to any other person or group. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership of voting power with respect to the number of shares of Common Stock actually outstanding at the Record Date.

(4)
LSC is a public company listed on the Taiwan Stock Exchange Corporation (“TSEC”) and a member of The Lite-On Group of companies. See “Proposal One – Election of Directors – Certain Relationships and Related Transactions” for a discussion of the relationship among LSC, the Company and certain directors and executive officers of the Company.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(5)	Includes the following shares of Common Stock that the named individual has the right to acquire within 60 days after the Record Date by the exercise of vested stock options:

Named Individual	Shares
Raymond Soong	354,375
C.H. Chen	228,750
Michael R. Giordano	135,750
Keh-Shew Lu	81,750
M.K. Lu	34,500
Shing Mao	142,500
John M. Stich	52,500
Joseph Liu	304,716
Mark A. King	121,500
Carl C. Wertz	209,250
Steven Ho	59,250

(6)
Includes 180,000 and 40,000 shares (270,000 shares and 60,000 shares split adjusted on December 1, 2005) of restricted stock granted to Dr. Lu and Mr. Chen, respectively. See “Proposal Two – Ratification of Executive Stock Grant.”

(7)	Includes 3,375 shares of Common Stock held in the name of UBS Trust for the IRA of Mr. Giordano.

(8)	Includes 2,250 shares of Common Stock held in the name of Stich Family Holdings LP.

(9)
Includes 1,724,841 shares that the directors and executive officers have the right to acquire within 60 days after the Record Date, by the exercise of vested stock options, but excludes an additional 769,500 shares that the directors and executive officers will have the right to acquire upon the exercise of stock options which will become exercisable in installments more than 60 days after the Record Date.

PROPOSAL ONE – ELECTION OF DIRECTORS

Directors and Executive Officers

The Company’s Bylaws provide that the number of directors shall be determined from time to time by the Board, but may not be less than five nor more than seventeen. Currently, the Board has fixed the number of directors at seven. The Bylaws further provide for the election of each director at each annual meeting of stockholders.

The persons named below have been nominated for election to the Board to serve until the next annual meeting of stockholders and until their respective successors have been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to elect as many of these nominees as possible under applicable voting rules. In the event that any of the nominees should be unable or unwilling to serve as a director, the Proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. The Board has no reason to believe that any nominee will be unable or unwilling to serve. The seven nominees who receive the highest number of affirmative votes will be elected.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company as of the date hereof, and, except as set forth below, as of the date hereof, no directorships are held by any director in a company that has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board.

The following table sets forth certain biographical information concerning the nominees for director and the executive officers of the Company as of the Record Date.
Officers and Directors	Age	Position with the Company	Director Since

Raymond Soong (1)	64	Chairman of the Board	1993
C.H. Chen (2)	63	Vice Chairman of the Board	2000
Keh-Shew Lu (3)	59	President, Chief Executive Officer, and Director	2001
Michael R. Giordano (4)	59	Director	1990
M.K. Lu (5)	57	Director	1995
Shing Mao (6)	70	Director	1990
John M. Stich (7)	64	Director	2000
Joseph Liu (8)	64	Senior Vice President, Operations	—
Mark A. King (9)	47	Senior Vice President, Sales and Marketing	—
Carl C. Wertz (10)	51	Chief Financial Officer, Secretary and Treasurer	—
Steven Ho (11)	50	Vice President, Asia Sales	—

(1)
Raymond Soong has been the Chairman of the Board of Silitek Corporation (“Silitek”) since 1990 and has been Chairman of the Boards of LSC, formerly LPSC, since 1992, and Lite-On Technology Corporation (a Lite-On Group company), since 1992. In October 2002, Silitek and Taiwan Lite-On merged with Lite-On Technology Corporation. See “General Information – Security Ownership of Certain Beneficial Owners and Management” and “Proposal One – Election of Directors – Certain Relationships and Related Transactions” for a discussion of the relationships among Lite-On Technology, Silitek, LPSC, LSC and the Company. Since 1996, Mr. Soong has also been Chairman of the Board of FabTech, Inc. (“Diodes-FabTech” or “FabTech”) (formerly a subsidiary of LSC, acquired by the Company in December 2000). Mr. Soong is a graduate of the National Taipei Institute of Technology’s Electronic Engineering Department. After serving as a senior engineer for RCA and as a chief engineer for Texas Instruments, Inc. (“TI”), Mr. Soong, together with several of his co-workers, founded Taiwan Lite-On Electronic Co. Ltd. (“Taiwan Lite-On”), a manufacturer of electronic components and subsystems, in 1975. Mr. Soong is also Chairman of the Boards of the Company’s manufacturing subsidiaries in Shanghai, China (“Diodes-China” and “Diodes Shanghai”) and its Taipei, Taiwan subsidiary (“Diodes-Taiwan”), and is an ex officio member of the Nominating Committee. Mr. Soong also serves on the board of Actron Technology Corporation, a Lite-On Group company.

(2)
C.H. Chen was appointed Vice Chairman of the Board of Directors in June 2005. Mr. Chen was the Company’s President and Chief Executive Officer since 2000. From 1969 to 1990, Mr. Chen held various positions at TI, most recently as Vice President of TI-Taiwan. In 1990, he left TI to found Dyna Image Corporation (then a public company listed on the Taiwan OTC market), a Lite-On Group company and the world’s leading supplier of contact image sensors (CISs), which are key components in fax machines and scanners. In December 2000, Dyna Image Corporation merged with LPSC to form LSC. Mr. Chen is currently the Vice Chairman of LSC, board member of Actron Technology Corporation, Chairman of the Board of the recently acquired Diodes-Anachip Corporation, Chairman of the Company’s Nominating Committee, and member of the Compensation and Stock Options and Strategic Planning Committees. He also serves as director of Diodes-Taiwan, Diodes-FabTech, Diodes-China, Diodes-Shanghai, and Diodes-Hong Kong.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(3)
Dr. Keh-Shew Lu was appointed President and Chief Executive Officer of the Company in June 2005 after serving on the Board of Directors since 2001. From 1998 to 2001, Dr. Keh-Shew Lu served as Senior Vice President of TI and General Manager of Worldwide Mixed-Signal and Logic Products. His responsibilities included all aspects of the analog, mixed-signal and logic products for TI worldwide business, including design, process and product development, manufacturing and marketing. Dr. Lu’s business areas also included the mixed-signal and RF portion of TI’s digital signal processing solutions, display solutions, and wireless communications. From 1996 to 1998 Dr. Lu was manager of TI’s worldwide memory business. In addition, he served as President of TI Asia from 1994 until 1997, where he had responsibility for all of TI’s activities in Asia (excluding Japan). Since beginning his career at TI in 1974, Dr. Lu has held a number of technical and managerial positions within TI’s Semiconductor Group, including Vice President and division manager of the Linear Products Division. Dr. Lu holds a Bachelor’s degree in engineering from the National Cheng Kung University in Taiwan, and a Master’s degree and doctorate in electrical engineering from Texas Tech University. Dr. Lu is Chairman of the boards of two privately held companies: PicoNetics, an emerging developer of ultra low power display driver chips, and LedEngine, an emerging developer of LED solutions. Dr. Lu is also a director of two publicly held companies in Taiwan: Lite-On Technology Corporation and Winbond Electronics Corporation (“Winbond”). Winbond is focused on the development, manufacture, and marketing of personal computer, telecommunications, and consumer electronics products. Dr. Lu is also a director of Lorentz Solution and MicroFabrica. Dr. Lu is Founding Chairman of Asia American Citizen’s Council, and is a member of the Advisory Board to Southern Methodist University’s Asian Studies Program. Dr. Lu is Chairman of the Strategic Planning Committee, and is an ex-officio member of the Nominating Committee.

(4)
Michael R. Giordano, CIMA, joined the private-banking firm of UBS Financial Services, Inc. as a Senior Vice President-Investment Consulting when UBS acquired PaineWebber, Inc in 2000. PaineWebber, Inc. acquired his previous employer, Kidder Peabody and Co., Inc., with whom he was employed since 1979. Mr. Giordano advises corporations, foundations, trusts, and municipal governments in investments and finance. Formerly a captain and pilot in the United States Air Force, Mr. Giordano received his Bachelor of Science degree in Aerospace Engineering from California State Polytechnic University and his Masters degree in Business Administration (Management and Finance) from the University of Utah. Mr. Giordano also did post-graduate work in International Investments at Babson College. Mr. Giordano is certified by the Investment Management Consultants Association. Mr. Giordano is also certified by the John E. Anderson Graduate School of Management, UCLA as a Corporate Director having demonstrated understanding of Directorship and Corporate Governance. Mr. Giordano was Chairman of the Board and Chief Executive Officer of the Leo D. Fields Co. from 1980 to 1990, when GWC Holdings acquired it. Mr. Giordano served as a director to Professional Business Bank, a publicly traded corporation from 2001 to 2003. Mr. Giordano is Chairman of the Company’s Audit Committee and the Compensation and Stock Options Committee, and is a member of the Strategic Planning Committee. Mr. Giordano is also the pension consultant for the Company’s 401(k) plan, which is managed by UBS Fiduciary Trust.

(5)
M.K. Lu is currently President of LSC, to which position he was re-appointed in March 2000. In November 1998, Mr. Lu formed a new company, Actron Technology Corporation, and is also acting Chairman of this manufacturer of pressfit diodes for the automotive market. From 1991 to June 1998, Mr. Lu was President and a director of LPSC. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek. See “General – Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors - Certain Relationships and Related Transactions” for a discussion of the relationship among Silitek, LPSC, LSC and the Company. Since 1995, Mr. Lu has been a director of FabTech. Mr. Lu earned his Bachelor’s degree in Electrical Engineering at Tatung University of Technology and is a Business Administration graduate of the National Chengchi University. Mr. Lu is also a member of the Chinese Management Association and the Chinese Association for Advancement of Management, and is a director of Diodes-China and Diodes-Shanghai.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(6)
In 2000, Dr. Shing Mao retired as Chairman of the Board of Lite-On, Inc., a California corporation located in Milpitas, California, and a wholly owned subsidiary of Taiwan Lite-On, in which position he served since 1988. See “General Information - Security Ownership of Certain Beneficial Owners and Management” and “Proposal One - Election of Directors – Certain Relationships and Related Transactions” for a discussion of the relationship among Silitek, LSC and the Company. Since 1989, Dr. Mao has been a director of Dyna Investment Co., Ltd. of Taiwan, a venture capital company. Dr. Mao was a director of LSC from 1989 to 2000. Since 1996, Dr. Mao has also been a director of FabTech. Before joining Lite-On, Dr. Mao served in a variety of management positions with Raytheon Company for four years, with TI for 11 years, and with UTL Corporation (later acquired by Boeing Aircraft Company) for seven years. Dr. Mao earned his Ph.D. degree in electrical engineering at Stanford University in 1963. Dr. Mao is a member of the Company’s Audit and Nominating Committee.

(7)
John M. Stich is the President and Chief Executive Officer of The Asian Network; a consulting company that specializes in assisting high-technology companies to expand their business in Asia. Prior to this position, Mr. Stich was the Chief Marketing Officer for TI in Japan with responsibility for TI’s sales and marketing in Japan from 1994 to 1999. Mr. Stich joined TI in 1964, and has served in various management positions, including a total of 24 years leading TI’s Asian business growth while living in Taipei, Hong Kong and Tokyo. Mr. Stich currently serves as the Honorary Consul General of Japan at Dallas, and is a Director of Stonestreet One, Inc., a leading provider of short distance wireless technologies. He serves numerous non-profit organizations, including President of Project Oasis, Board Member of the Dallas/Fort Worth Consular Corps, Board Member of the Japan America Society of Dallas/Fort Worth, Member of the Advisory Council for Southern Methodist University’s Asian Studies, Member of the Pastoral Council at Prince of Peace church, and Member of the Dallas-Taipei Sister City Committee. Mr. Stich is a member of the Company’s Audit Committee, the Compensation and Stock Options Committee, the Nominating Committee and the Strategic Planning Committee.

(8)
In May 1998, Joseph Liu was appointed President of Vishay/LPSC and Vice President, Far East Operations for the Company, the former position in which he served until March 2000, when Vishay agreed to sell its 65% interest in the Vishay/LPSC joint venture to The Lite-On Group, the 35% owner of the joint venture. Mr. Liu continues to serve as the Company’s Senior Vice-President, Operations. Mr. Liu previously served as Vice President, Operations of the Company from 1994 to 1998 and Chief Financial Officer, Secretary and Treasurer from 1990 to 1998. Mr. Liu was also the Company’s Vice-President, Administration from 1990 to 1994. Prior to joining the Company, Mr. Liu held various management positions with TI Dallas, since 1971, including Planning Manager, Financial Planning Manager, Treasury Manager, Cost Accounting Manager and General Accounting Manager with TI Taiwan, Ltd. in Taipei; from 1981 to 1986 as Controller with TI Asia in Singapore and Hong Kong; from 1986 to 1989 as Financial Planning Manager, TI Latin America Division (for TI Argentina, TI Brazil and TI Mexico) in Dallas; and from 1989 to 1990 as Chief Coordinator of Strategic Business Systems for TI Asia Pacific Division in Dallas. Mr. Liu is also President and a director of Diodes-China and Diodes-Shanghai, and is President of Diodes-FabTech. See “Proposal One – Election of Directors – Certain Relationships and Related Transactions” for a discussion of the relationship among Diodes-China, Diodes-Shanghai, Diodes-FabTech and the Company.

(9)
Mark A. King was appointed Sr. VP Sales & Marketing in 2005. He previously served as the Company’s Vice President, Sales and Marketing since May 1998, and Vice President, Sales since 1991. Before joining the Company, Mr. King served for nine years in various sales management positions at Lite-On, Inc., a California corporation located in Milpitas, California, and a manufacturer of optoelectronic products.

(10)
Carl C. Wertz was appointed the Company’s Chief Financial Officer, Secretary and Treasurer in 1998. Mr. Wertz was the Company’s Controller since 1993. Before joining the Company, Mr. Wertz served in various financial management and accounting positions, most recently as Controller of Westco Products, a manufacturer and distributor of food products, headquartered in Southern California. Mr. Wertz, a licensed CPA, has over 20 years of manufacturing and distribution experience, and began his accounting career with Deloitte & Touche LLP. Mr. Wertz is a director of the Company’s Asian subsidiaries, Diodes-China, Diodes-Shanghai, Diodes-Taiwan, and Diodes-Hong Kong.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(11)
Steven Ho was appointed the Company’s Vice-President, Asia Sales in 2005. Mr. Ho has held the position of General Manager, Diodes Taiwan since 1991. From 1984 to 1991, Mr. Ho was the Production Manager of Discrete Products for the Lite-On Group and, prior to that, held several positions with Texas Instruments Taiwan, Ltd. Mr. Ho serves as a Director of the Company’s Asian subsidiaries; Diodes-Hong Kong and the recently acquired Diodes-Anachip.

 Committees of the Board of Directors

The Board has a standing Audit Committee, a Compensation and Stock Options Committee, a Nominating Committee and a Strategic Planning Committee, each of which consists of two or more directors who serve at the discretion of the Board. The members of each Committee are as follows:

	Audit Committee	Compensation and Stock Options Committee	Nominating Committee	Strategic Planning Committee
Raymond Soong (2)			Ex officio member (1)
C. H. Chen		Member	Chair	Member
Keh-Shew Lu			Ex officio member (1)	Chair
Michael R. Giordano (2)	Chair (3)	Chair		Member
M.K. Lu
Shing Mao (2)	Member		Member
John M. Stich (2)	Member	Member	Member	Member

(1)	–	Non-voting Member
(2)	–	Independent Director (as determined by the Board under the rules of the Nasdaq Stock Market)
(3)	–	Audit Committee Financial Expert

Audit Committee. The Audit Committee makes recommendations to the Board regarding the engagement of the Company’s independent registered public accounting firm, reviews the plan, scope and results of the audit, reviews with management the Company’s policies and procedures with respect to internal accounting and financial controls and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company’s independent registered public accounting firm. The Audit Committee also monitors policies to prohibit unethical, questionable or illegal activities by the Company’s employees.

The Board has determined that each member of the Audit Committee is “independent,” as that term is defined under the rules of Nasdaq and the SEC, and is able to read and understand fundamental financial statements, and that Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

Compensation and Stock Options Committee. The Compensation and Stock Options Committee makes recommendations to the Board regarding compensation, benefits and incentive arrangements for the Chief Executive Officer and other officers and key employees of the Company. The Compensation and Stock Options Committee also administers the Company’s 1993 Incentive Stock Option Plan (“1993 ISO Plan”), the 1993 Non-Qualified Stock Option Plan (“1993 NQO Plan”), the Incentive Bonus Stock Plan, the Company’s 401(k) profit sharing plan (the “401(k) Plan”), and the 2001 Omnibus Equity Incentive Plan.

The Board has determined that each member of the Compensation and Stock Options Committee is “independent,” as that term is defined under the rules of Nasdaq, except for Mr. Chen who was the Company’s President and Chief Executive Officer from March 2000 until June 2005. This committee is not intended to qualify as a fully independent compensation committee under the Nasdaq rules. As required by the rules of Nasdaq, the compensation of the Chief Executive Officer and other executive officers is determined, or recommended to the Board for determination, by a majority of independent directors.

Nominating Committee. The principal purposes of the Nominating Committee are to help ensure that the Board (i) identifies individuals qualified to become members of the Board, consistent with criteria approved by the Board, and (ii) selects the director nominees for the next annual meeting of stockholders.

The Board has determined that each member of the committee is “independent” as that term is defined under the rules of Nasdaq and the SEC, except for Mr. Chen who was the Company’s President and Chief Executive Officer from March 2000 until June 2005. In addition, Messrs. Lu and Soong attend meetings of this committee, at the invitation of the committee, in a non-voting capacity. This committee is not intended to qualify as a fully independent nominating committee under the Nasdaq rules. As required by the rules of Nasdaq, director nominees are either selected, or recommended for selection by the Board, by a majority of the independent directors.

Strategic Planning Committee. The Strategic Planning Committee focuses on new product development, marketing, and research and development operations of the Company.

Charters of the Committees. The charters of the Audit Committee, the Compensation and Stock Options Committee, and the Nominating Committee are available on the Company’s website at www.diodes.com.

Meetings of the Board and Committees

The Board held four meetings during 2005. The Audit Committee held five meetings; the Compensation and Stock Options Committee held eight meetings, and the Nominating Committee and Strategic Planning Committee each held one meeting during 2005. A Special Committee comprised of Mr. Giordano and Mr. Stich held four meetings in 2005 related to the Anachip acquisition. All of the persons who were directors of the Company or members of committees were present for at least 75% of the meetings during 2005.

It is the policy of the Company to require members of the Board to attend the annual meetings of stockholders, if practicable. Each director attended the 2005 annual meeting of stockholders.

Nominating Procedures and Criteria

Among its functions, the Nominating Committee considers and approves nominees for election to the Board. In addition to the candidates proposed by the Board or identified by the committee, the committee considers candidates for director suggested by stockholders provided such recommendations are made in accordance with the procedures set forth under “Proposals of Stockholders and Stockholder Nominations for 2007 Annual Meeting.” Stockholder nominations that comply with these procedures and meet the criteria outlined below will receive the same consideration that the committee’s nominees receive.

Essential criteria for all candidates considered by the Nominating Committee include the following: integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought and broad business or professional experience, with an understanding of business and financial affairs and the complexities of business organizations.

In evaluating candidates for certain Board positions, the committee evaluates additional criteria, including the following: financial or accounting expertise; experience in the semiconductor industry or other technology industries; scientific accomplishment; experience in commercializing and marketing semiconductors or other electronic components; business and other experience relevant to public companies of a size comparable to the Company; and experience in investment banking, commercial lending or other financing activities.

In selecting nominees for the Board, the committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is candidate for re-election, and generally considers the candidate’s ability to contribute to the success of he Company.

The Nominating Committee, as well as the full Board, has recommended the Board’s nominees for the Meeting. Stockholders did not propose any candidates for election at the Meeting.

Communications with Directors

You may communicate with the chair of our Audit Committee, our Nominating Committee, or our Compensation and Stock Options Committee, or with our independent directors as a group, by writing to any such person or group c/o Carl C. Wertz, Secretary, Diodes Incorporated 3050 East Hillcrest Drive, Westlake Village, California 91362.

Communications are distributed to the Board, or to any individual director, depending on the facts and circumstances set forth in the communication. In that regard, the Board has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; résumés and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the Audit Committee.

Compensation of Directors

Each non-employee director of the Company receives $1,500 for each meeting of the Board or committee meeting attended in person, and $750 for each meeting in which such director participates by telephone.

In addition, the following annual, non-qualified stock options are granted to both employee and non-employee directors. The exercise price of each option is no less than that fair market value of the Common Stock on the date of grant, and the option vests in three equal annual installments commencing on the first anniversary of the date of grant:

•	The Chairman of the Board receives an option to purchase 49,500 shares of the Company’s Common Stock.

•	The Vice Chairman of the Board receives an option to purchase 37,500 shares of the Company’s Common Stock.

•	All other directors each receive an option to purchase 7,000 shares of the Company’s Common Stock.

•
In addition, the Audit Committee members receive an option to purchase 4,500 shares of the Company’s Common Stock, with the Audit Committee chairman receiving an additional option to purchase 3,000 shares, and all other committee members receive an option to purchase 1,500 shares of the Company’s Common Stock for each committee on which they serve, with each committee chairman receiving an additional option to purchase 1,500 shares.

The Board may modify such compensation in the future.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain information concerning all cash and non-cash compensation paid or accrued for services to the Company in all capacities to its Chief Executive Officer and to each of the other four most highly compensated executive officers (the “Named Executives”) for each of the fiscal years ended December 31, 2003, 2004 and 2005.

Summary Compensation Table

Long Term Compensation
		Annual Compensation					Awards				Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compensation ($) (1)	Restricted Stock Awards ($)		Securities Underlying Options/ SARs (#)(2)		LTIP Payouts ($)	All Other Compensation($)(8)

Keh-Shew Lu President and Chief Executive Officer	2005	175,000	(3)	480,000	(4)	12,700	4,671,000	(5)	78,750		—	17,350

C.H. Chen Former President and Chief Executive Officer	2005 2004 2003	62,500 150,000 150,000	(6)	201,000 383,700 272,000	(4)	230 540 —	— — —	(7)	— 78,750 78,750	(7)	— — —	760 1,810 1,810

Joseph Liu Sr. Vice President, Operations	2005 2004 2003	218,000 208,000 200,000		381,500 314,400 224,000		15,660 15,800 17,090	— — —		33,750 33,750 33,750		— — —	23,750 21,420 17,810

Mark A. King Sr. Vice President, Sales and Marketing	2005 2004 2003	187,000 177,000 170,000		380,500 281,900 191,000		18,200 17,330 18,200	— — —		30,750 27,000 27,000		— — —	23,750 21,420 17,810

Carl C. Wertz Chief Financial Officer, Secretary and Treasurer	2005 2004 2003	156,000 146,000 140,000		303,500 216,800 138,000		15,020 14,630 12,070	— — —		23,250 20,250 20,250		— — —	23,750 21,420 17,810

Steven Ho (9) Vice President, Asia Sales	2005 2004 2003	124,050 123,650 110,050		219,000 186,500 103,600		11,000 11,680 11,420	— — —		22,500 20,250 20,250		— — —	2,000 1,220 1,140

(Footnotes continued on following page)

(Footnotes continued from previous page)

(1)
Certain of the Company’s executive officers receive personal benefits in addition to salary and cash bonuses, including, but not limited to, auto allowances, per-diem, life insurance payable at the direction of the employee, contributions under the Company’s retirement plans, and group health insurance. Other Annual Compensation consists of the following:

	Year	Dr. Lu	Mr. Chen	Mr. Liu	Mr. King	Mr. Wertz	Mr. Ho
Auto Allowance	2005	9,100	—	10,130	9,600	9,600	8,790
	2004	—	—	10,130	9,600	9,600	9,390
	2003	—	—	7,240	9,600	7,200	9,280

Health Insurance	2005	3,600	230	5,530	8,600	5,420	1,970
	2004	—	540	5,670	7,730	5,030	2,040
	2003	—	—	4,400	8,600	4,870	1,900

Per-diem / Travel	2005	—	—	—	—	—	240
	2004	—	—	—	—	—	250
	2003	—	—	5,450	—	—	240

Total	2005	12,700	230	15,660	18,200	15,020	11,000
	2004	—	540	15,800	17,330	14,630	11,680
	2003	—	—	17,090	18,200	12,070	11,420

(2)	Stock options are adjusted for 3-for-2 stock splits in November 2003 and December 2005.

(3)	The base salary for Dr. Lu was $300,000 in 2005. The $175,000 represents the earned amount from June 1, 2005, the date of his appointment as President and Chief Executive Officer.

(4)	Bonus amounts for Dr. Lu and Mr. Chen represent amounts earned as President and Chief Executive Officer during 2005.

(5)
Represents 180,000 shares (270,000 shares split adjusted on December 1, 2005) of restricted stock granted April 14, 2005, in connection with Dr. Lu’s appointment as President and Chief Executive Officer, multiplied by $25.95 ($17.30 split adjusted), which was the closing stock price on that day. See “Proposal Two - Ratification of Executive Stock Grant.” The value of the shares of restricted stock as of December 30, 2005 was $8,383,500 based on a closing price of $31.05 per share on December 30, 2005.

(6)	Represents the portion of Mr. Chen’s base salary of $150,000 earned before his resignation as President and Chief Executive Officer and his appointment as Vice Chairman of the Board on June 1, 2005.

(7)
Does not include 40,000 shares (60,000 shares split adjusted on December 1, 2005) of restricted stock and options to purchase 56,250 shares granted to Mr. Chen in 2005 in connection with his appointment as Vice Chairman of the Board.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(8)	All Other Compensation consists of the following:

	Year	Dr. Lu	Mr. Chen	Mr. Liu	Mr. King	Mr. Wertz	Mr. Ho
Retirement Plans	2005	16,290	—	21,940	21,940	21,940	820
	2004	—	—	19,610	19,610	19,610	—
	2003	—	—	16,000	16,000	16,000	—

Life Insurance	2005	1,060	760	1,810	1,810	1,810	1,180
	2004	—	1,810	1,810	1,810	1,810	1,220
	2003	—	1,810	1,810	1,810	1,810	1,140

Total	2005	17,350	760	23,750	23,750	23,750	2,000
	2004	—	1,810	21,420	21,420	21,420	1,220
	2003	—	1,810	17,810	17,810	17,810	1,140

(9)	For presentation purposes, amounts paid to Mr. Ho have been converted to U.S. dollars from Taiwan dollars using the exchange rate at December 31st of each year.

Stock Option Grants

The following table contains certain information concerning the grant of stock options during the fiscal year ended December 31, 2005 to the Named Executives (adjusted for a 3-for-2 stock split in December 2005). The Company granted no Stock Appreciation Rights (“SARs”) during 2005.

Option/SAR Grants In Fiscal Year 2005 Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Option Term(1)
Name	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted to Employees (%)	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Keh-Shew Lu	78,750	12.7	17.30	4/14/2015	856,790	2,171,275
Joseph Liu	33,750	5.4	23.31	7/12/2015	494,830	1,253,996
Mark A. King	30,750	5.0	23.31	7/12/2015	450,845	1,142,530
Carl C. Wertz	23,250	3.8	23.31	7/12/2015	340,883	863,864
Steven Ho	22,500	3.6	23.31	7/12/2015	329,887	835,998

(1)
The Potential Realizable Value is the product of (a) the difference between (i) the product of the closing sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the market price of the Common Stock, compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 2005. These amounts represent certain assumed rates of appreciation only. For example, a $23.31 grant price with a 5% annual growth rate for 10 years results in a stock price of $37.98 per share and a 10% growth rate results in a price of $60.47 per share. Actual gains, if any, on stock option exercises are dependent upon a variety of factors, including market conditions and the price performance of the Common Stock. No assurance can be made that the rate of appreciation presented in this table can be achieved.

Stock Option Exercises and Holdings

The following table contains certain information with respect to the Named Executives concerning the exercise of options during the fiscal year ended December 31, 2005 and unexercised options held by the Named Executives as of December 31, 2005.

Aggregated Option / SAR Exercises in Fiscal Year 2005 and Fiscal Year-End Option/SAR Values (1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/SARs at 12/31/05 (#)		Value of Unexercised “In-the-Money” Options/SARs at 12/31/05 ($) (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Keh-Shew Lu	—	—	81,750	98,250	2,027,068	1,450,128
C.H. Chen	90,000	975,396	288,750	135,000	6,891,910	2,349,225
Joseph Liu	60,000	1,054,412	401,250	67,500	9,501,689	936,450
Mark A. King	—	—	121,500	57,750	2,873,475	778,173
Carl C. Wertz	—	—	209,250	43,500	5,575,388	585,080
Steven Ho	—	—	59,250	42,750	1,284,339	579,278

(1)	All share amounts have been adjusted to account for the Company’s 3-for-2 stock splits in July 2000, November 2003 and December 2005.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(2)
The value of unexercised “in-the-money” options is the difference between the closing sale price of the Company’s Common Stock on December 30, 2005 ($31.05 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Equity Compensation Plan Information

The following table sets forth information with respect to shares of Common Stock that may be issued under our equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders	4,095,113 (1)	$10.45	161,137(2)
Equity Compensation Plans Not Approved by Security Holders	0	n/m	0
Total	4,095,113	$10.45	161,137

(1)
Shares issuable pursuant to outstanding options under the 1993 Non-qualified Stock Option Plan, the 1993 Incentive Stock Option Plan, and the 2001 Omnibus Equity Incentive Plan as of December 31, 2005.

(2)	Represents 116,512 and 44,625 shares of Common Stock that may be issued pursuant to future awards under the 2001 Omnibus Equity Incentive Plan and the Incentive Bonus Plan, respectively.

Employee Benefits Plans

1993 ISO Plan

The 1993 Incentive Stock Option Plan (the “1993 ISO Plan”) provides for the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase up to 3,375,000 shares (split adjusted) of the Company’s Common Stock. Options granted under the 1993 ISO Plan are not transferable, except by will or the laws of descent or distribution. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. An option granted under the 1993 ISO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 2,723,875 shares have been issued on the exercise of options granted and 626,900 shares were subject to outstanding options under the 1993 ISO Plan. The 1993 ISO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.

1993 NQO Plan

The 1993 Non-Qualified Stock Option Plan (the “1993 NQO Plan”) became effective on July 6, 1993. The 1993 NQO Plan provides for the grant of options that do not qualify as incentive stock options under Section 422 of the Code to purchase up to 3,375,000 shares (split adjusted) of the Company’s Common Stock. The options may be exercised by the optionee during his or her lifetime or after his or her death by those who have inherited by will or intestacy. A vested but unexercised option is normally exercisable for 90 days after termination of employment, other than by death or retirement. In the event of death, unvested options are accelerated to maturity. The shares to be issued upon exercise of options under the 1993 NQO Plan require a three-year vesting period. An option granted under the 1993 NQO Plan may not be priced at less than 100% of fair market value on the date of grant and expires ten years from the date of grant. As of the Record Date, 2,767,033 shares have been issued on the exercise of options granted and 565,866 shares were subject to outstanding options under the 1993 NQO Plan. The 1993 NQO Plan expired on May 10, 2003, and, therefore, no additional options can be granted under this plan.

2001 Omnibus Equity Incentive Plan

For a description of the 2001 Omnibus Equity Incentive Plan (the “2001 Incentive Plan”), see “PROPOSAL FOUR - AMENDMENT OF 2001 OMNIBUS EQUITY INCENTIVE PLAN.”

Incentive Bonus Plan

The Company’s Incentive Bonus Plan provides that the Board may fix a dollar value to an employee bonus and determine to pay such bonus in the form of shares of the Common Stock of the Company. The number of shares to be awarded to the employee is determined by dividing the dollar amount of the bonus by the fair market value of one share of Common Stock. The Board may also elect to grant a number of shares of Common Stock to the employee. As of the Record Date, 44,625 shares of Common Stock were available for issuance under the Incentive Bonus Plan.

401(k) Plan / Retirement Plans

The Company maintains a 401(k) profit sharing plan (the “401(k) Plan”) for the benefit of qualified employees at its North American locations. Employees who participate may elect to make salary deferral contributions to the 401(k) Plan up to 100% of the employees’ eligible payroll subject to annual Internal Revenue Code maximum limitations. The Company makes a matching contribution of $1 for every $2 contributed by the participant up to 6% (3% maximum matching) of the participant’s eligible payroll. In addition, the Company may make a discretionary contribution to the entire qualified employee pool, in accordance with the 401(k) Plan.

As stipulated by the regulations of the PRC, the Company maintains a retirement plan pursuant to the local municipal government for its employees in China. The Company is required to make contributions to the retirement plan at a rate of 22.5% of the employee’s eligible payroll.

Pursuant to the Taiwan Labor Standard Law and Factory Law, the Company maintains a retirement plan for its employees in Taiwan. The Company makes contributions at a rate of 6% of the employee’s eligible payroll.

Employment Contracts and Termination of Employment and Change in Control Arrangements

On August 29, 2005, the Company entered into employment agreements with Messrs. Lu, Liu, King and Wertz, pursuant to which they are entitled to (1) receive an annual base salary (subject to increase from time to time in the discretion of the Board) of $300,000, $208,000, $177,000, and $146,000, respectively, (2) participate in any executive bonus plan, (3) receive reimbursement for all reasonable and documented business expenses, (4) paid vacation in accordance with the vacation policy for employees generally, (5) participate in all plans provided to employees in general, (6) receive a life insurance policy in the amount in effect on the date of the agreement, and (7) receive a disability policy in the maximum insurable amount. Employment is “at will” and may be terminated by either the Company or the employee at any time. The employee is prohibited from disclosing the Company’s trade secrets, engaging in any “competitive activity” (as defined) or soliciting our current or, in some cases, former employees or independent contractors, during his employment and for the two years following the beginning of the leave of absence described below if his employment is terminated without “cause” (as defined), and acknowledges that all tangible items related to the Company are its exclusive property.

In the event employment is terminated by the Company without “cause” (as defined), the employee either may (a) commence a one year paid leave of absence or (b) forego such leave of absence and the benefits associated therewith. During the leave of absence, the employee will continue as our full-time employee, entitled to receive the benefits described above (other than the bonus described in clause (2), which will be prorated to the beginning of the leave of absence). During the leave of absence the employee will not be obligated to perform any services for the Company, but will have all other obligations provided by the agreement. At the end of the leave of absence, neither the Company nor the employee shall have any further duties under these agreements, except that (1) the Company will continue to pay to the employee, or his estate, the annual base salary for one year, (2) all stock-based compensation previously granted will continue to vest and shall remain exercisable for the full term thereof, determined without regard to the termination of employment, and (3) the employee will continue to be bound by the trade secrets, noncompetition and non-solicitation provisions of the agreement for one year after the end of the leave of absence. In addition, all stock-based compensation will vest immediately upon a “change in control” (as defined).

In addition, the Company has entered into an indemnification agreement with each of these employees that may require the Company to indemnify the employee against liabilities that may arise by reason of his service with the Company.

Report of the Compensation and Stock Options Committee of the Board of Directors to Stockholders

The Report of the Compensation and Stock Options Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE COMPENSATION AND STOCK OPTIONS COMMITTEE

General

The Compensation and Stock Options Committee (the “Committee”) consists of three directors, Michael R. Giordano (Chairman), John M. Stich and C.H. Chen. The Board has determined that each member of the Committee is “independent” as that term is defined under the rules of Nasdaq, except for Mr. Chen who was President and Chief Executive Officer from March 2000 until June 2005. The Committee is not intended to qualify as a fully independent compensation committee under the Nasdaq rules. As required by the rules of Nasdaq, the compensation of the Chief Executive Officer and other executive officers is determined, or recommended to the Board for determination, by a majority of the independent directors. The Committee also administers the Company’s equity incentive plans and 401(k) plan. The Committee operates under a written charter approved by the Board.

Compensation Philosophy

The Company’s compensation programs are designed to attract, retain and motivate executives critical to the Company’s long-term growth and profitability. Compensation of executive officers consists of base salaries, performance-based incentive bonuses, and long-term equity incentive awards. The Committee’s policy generally is to design the total compensation package to be competitive with the total compensation paid to executives of other companies in the Company’s industry that are of similar size and similar performance. Bonus programs and equity incentive plans are designed to motivate our executives to achieve strategic objectives and performance objectives established by the Board.

Base Salaries

Executive officers receive a relatively small portion of their total compensation as base salary. Base salaries are generally at or below the median base salaries paid to officers with comparable duties by other companies in our industry that are of a similar size and similar performance. The Committee periodically reviews an independent survey of executive compensation. Salaries are established by the Committee based on its subjective assessment of the executive’s scope of responsibility, level of experience, individual performance, and past and potential contribution to the Company’s business.

Bonuses

Performance-based incentive bonuses are based upon the achievement of specific financial performance objectives established at the beginning of each fiscal year. Bonuses are primarily based upon (i) the Company’s revenue growth exceeding that of the Company’s industry and (ii) the growth in the Company’s net income over the prior year. In addition, Messrs. Wertz and King received bonuses of $31,000 and $26,000, respectively, in recognition of the successful follow-on public offering, and Dr. Lu received the bonus described below.

Equity Incentives

The Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with those of the Company’s stockholders. Under the 2001 Omnibus Equity Incentive Plan, the Company may grant any type of award whose value is derived from the value of the Common Stock of the Company, including shares of Common Stock, options and stock appreciation rights. To date, the Company has only granted stock options under the 2001 Omnibus Equity Incentive Plan. Restricted stock grants for Dr. Lu and Mr. Chen were granted under the Company’s Incentive Bonus Plan.

The exercise price of the stock options granted to date has been no less than the fair market value of the Common Stock as of the date of grant. To encourage retention, the ability to exercise the option is subject to vesting restrictions. The Committee’s policy is to award options annually, which generally vest over three years, and are in recognition of the executive officer’s current and potential contribution to the Company. Decisions made by the Committee regarding the timing and size of subsequent option grants take into consideration the Company’s and the individual’s performance, competitive market practices, and the size and term of option grants made in prior years.

Compensation for the President and Chief Executive Officer

Dr. Keh-Shew Lu was appointed President and Chief Executive Officer of the Company on June 1, 2005. The Committee believes that Dr. Lu’s base salary of $300,000 is at or below the median base salary of the chief executive officers of other companies in the industry.

Dr. Lu’s bonus of $480,000 in 2005 was based upon the achievement of financial performance objectives established at the beginning of that year and relating to the Company’s growth in revenue and net income over the prior year. Specifically, for 2005, the Company increased revenue 15.6%, while the industry, measured by the serviceable area market in which the Company participates, grew less than 1%, and the Company increased net income 30.4% from $25.6 million to $33.3 million. In addition, the 2005 bonus was based upon the Committee’s subjective assessment of the performance of Dr. Lu related to the successful completion of the follow-on public offering, the successful acquisition of Anachip, implementing the Company’s business strategy to enter the analog market, identifying other possible acquisition targets, and improving communication between the Board and management.

Dr. Lu was granted options to purchase 52,500 shares of the Company’s Common Stock at $25.95 per share (78,750 shares at $17.30 per share split adjusted on December 1, 2005) pursuant to the 2001 Omnibus Equity Incentive Plan. Such options vest in equal annual installments over a 3-year period and have a term of 10 years. Stock options granted to Dr. Lu are based upon the Committee’s subjective assessment of the performance of Dr. Lu and the Company.

In addition, Dr. Lu was awarded a restricted stock grant upon his employment as President and Chief Executive Officer of 180,000 shares (270,000 shares split adjusted on December 1, 2005) of the Company’s Common Stock under the Incentive Bonus Plan subject to the satisfaction of the following conditions by April 15, 2008 (the date the first such shares vest): (i) the attainment of the performance goals described below, (ii) the approval of the award by the stockholders of the Company, and (iii) Dr. Lu’s continued employment by the Company. The performance measures are: (i) the completion of a follow-on public offering, the net proceeds of which to the Company exceed $50 million, (ii) the increase in the market capitalization of the Company (i.e., number of shares outstanding multiplied by the closing sales price of the Company’s Common Stock) to $1 billion, and (iii) attaining aggregate net sales of analog devices of at least $40 million during any four successive fiscal quarters. Such shares become salable (i.e., vested), with respect to 50% on April 15, 2008 and 50% on April 15, 2009. If Dr. Lu voluntarily leaves employment of the Company or is terminated for cause, he forfeits any stock not yet vested.

Deductibility of Compensation

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the stockholders of the Company.

The stockholders of the Company have approved each of the Company’s incentive plans for the purpose of qualifying those plans under Section 162(m). Therefore, the Committee believes that all compensation paid to the Company’s executive officers in fiscal 2005 will be fully deductible. In order to maintain flexibility in compensating executive officers in a manner designed to promote the Company’s goals, the Committee reserves the right to award future compensation which would not comply with Section 162(m) if it concludes that this is in the Company’s best interests.

Dated: March 31, 2006

Compensation and Stock Options Committee of the Board of Directors of Diodes Incorporated

Michael R. Giordano, Chairman
John M. Stich
C.H. Chen

Compensation and Stock Options Committee Interlocks and Insider Participation

The Compensation and Stock Options Committee consists of three directors, Michael R. Giordano (Chairman), John M. Stich, and C.H. Chen. Mr. Chen served as the Company’s President and Chief Executive Officer from March 2000 until his appointment to Vice Chairman on June 1, 2005. During 2005, no executive officer of the Company served on the compensation committee (or equivalent), of the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation and Stock Options Committee or Board.

Report of the Audit Committee of the Board of Directors to Stockholders

The Report of the Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF THE AUDIT COMMITTEE

The Board maintains an Audit Committee comprised of three of the Company’s directors, Michael R. Giordano (Chairman), John M. Stich and Dr. Shing Mao. Each member of the Audit Committee meets the independence and experience requirements of the Nasdaq Stock Market. Mr. Giordano qualifies as an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2005; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States. In fulfilling its oversight responsibilities, the Audit Committee:

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”); and

•
Received and discussed with the independent registered public accounting firm the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), and reviewed and discussed with the independent registered public accounting firm whether the rendering of the non-audit services provided by them to the Company during fiscal 2005 was compatible with their independence.

The Audit Committee operates under a written charter, which was adopted by the Board and is assessed annually for adequacy by the Audit Committee. The Audit Committee held five meetings during fiscal 2005.

In performing its functions, the Audit Committee acts only in an oversight capacity. It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls. Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of the independent registered public accounting firm, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also has recommended, and the Board also has approved, subject to stockholder ratification, the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

Dated: March 31, 2006

The Audit Committee of the Board of Directors of Diodes Incorporated,

Michael R. Giordano, Chairman
John M. Stich
Dr. Shing Mao

Code of Ethics

The Company has adopted a Code of Ethics applicable to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions of the Company. The Code of Ethics is published on our website, at www.diodes.com. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics applicable to senior financial executives on our website within two business days following the date of such amendment or waiver.

Performance Graph

On June 19, 2000, the Company’s Common Stock commenced trading on the Nasdaq Stock Market, National Market System (“Nasdaq”), under the symbol “DIOD.” From November 10, 1966 to June 16, 2000, the Company’s Common Stock traded on the American Stock Exchange (“Amex”), under the symbol “DIO.” Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return of the Company’s Common Stock against the cumulative total return of the Nasdaq Composite and the Nasdaq Industrial Index for the five calendar years ending December 31, 2005. The graph is not necessarily indicative of future price performance.

The graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Total Return Analysis (1)	2000	2001	2002	2003	2004	2005
Diodes Incorporated	$100	$64.10	$92.63	$274.70	$327.18	$673.37
Nasdaq Industrial Index	100	93.67	69.43	108.14	125.27	125.41
Nasdaq Composite Index	100	78.95	54.06	81.09	88.06	89.27
Source: CTA Public Relations. Data from BRIDGE Information Systems, Inc.

(1)
The graph assumes $100 invested on December 31, 2000 in the Common Stock of the Company, the stock of the companies in the Nasdaq Composite Index and the Nasdaq Industrial Index, and that all dividends received within a quarter, if any, were reinvested in that quarter.

Certain Relationships and Related Transactions

The Company conducts business with two related party companies, LSC (and its subsidiaries and affiliates) and Keylink International (formerly Xing International) (and its subsidiaries). LSC, a 22.9% shareholder at December 31, 2005, is the Company’s largest shareholder, and Keylink International is owned by the Company’s 5% joint venture partner in Diodes-China and Diodes-Shanghai.

In connection with our 2005 follow-on public offering, LSC sold 750,000 shares (1,125,000 split-adjusted shares at December 1, 2005), reducing its holdings of our Common Stock to 5,777,187 shares (split adjusted). We did not receive any of the proceeds from their sale of our Common Stock.

The Audit Committee reviews all related party transactions for potential conflict of interest situations, and approves all such transactions, in accordance with such procedures as it may adopt from time to time. The Company believes that all related party transactions are on terms no less favorable to the Company than would be obtained from unaffiliated third parties.

In 2005, we sold silicon wafers to LSC totaling 9.6% (11.1% in 2004) of our sales, making LSC our largest customer. Also for 2005, 14.7% (17.2% in 2004) of our sales were from discrete semiconductor products purchased from LSC for subsequent sale by us, making LSC our largest outside supplier. In addition, companies affiliated with LSC, which we refer to collectively as The Lite-On Group, accounted for 3.3% and 4.2% of our net sales, respectively, in 2004 and 2005. We also rent warehouse space in Hong Kong from a member of The Lite-On Group, which also provides us with warehousing services at that location. For 2004 and 2005, we reimbursed this entity in aggregate amounts of $190,000 and $288,000, respectively, for these items. Such transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties. The Audit Committee of the Board has approved the arrangements we have with these related party transactions.

In December 2000, the Company acquired a wafer foundry, FabTech, Inc., from LSC. In connection with the acquisition, LSC entered into a volume purchase agreement to purchase wafers from FabTech. In addition, in accordance with the terms of the acquisition, the Company had entered into several management incentive agreements with members of FabTech’s management. The agreements provide members of FabTech’s management guaranteed annual payments as well as contingent bonuses based on the annual profitability of FabTech, subject to a maximum annual amount. Any portion of the guaranteed and contingent liability paid by FabTech was reimbursed by LSC. 2004 was the final year of the management incentive agreements, with final payment made by March 31, 2005.

In January 2006, the Company acquired Anachip Corporation, a Taiwanese fabless analog IC company. The all-cash transaction of NT$20 per Anachip share (approximately US$30 million) closed January 10, 2006. The selling shareholders included LSC (which owned approximately 60% of Anachip’s outstanding capital stock), and two Taiwanese venture capital firms (together who owned approximately 20% of Anachip’s stock), as well as current and former Anachip employees. Headquartered in the Hsinchu Science Park in Taiwan, Anachip’s main product focus is Power Management ICs. Anachip’s products are widely used in LCD monitor/TV’s, wireless 802.11 LAN access points, brushless DC motor fans, portable DVD players, datacom devices, ADSL modems, TV/satellite set-top boxes, and power supplies. For the year ended December 31, 2005, revenue from Anachip’s Power Management ICs was approximately US$35 million, generating approximately US$2.5 million in net income, and the acquisition is expected to be accretive to Diodes’ 2006 earnings.

In 2005, we sold silicon wafers to companies owned by Keylink International totaling 0.6% (0.9% in 2004) of our sales. Also for 2005, 3.0% (3.5% in 2004) of our sales were from discrete semiconductor products purchased from companies owned by Keylink International. In addition, Diodes-China and Diodes-Shanghai lease their manufacturing facilities from, and subcontract a portion of their manufacturing process (metal plating and environmental services) to, Keylink International. We also pay a consulting fee to Keylink International. In 2004 and 2005, we paid Keylink International an aggregate of $4.8 million and $6.6 million, respectively, with respect to these items. We believe such transactions are on terms no less favorable to us than could be obtained from unaffiliated third parties. The Audit Committee of the Board of Directors has approved the contracts associated with these related party transactions.

In October 2002, Silitek and Taiwan Lite-On merged with Lite-On Technology Corporation, a publicly traded company on the Taiwan Stock Exchange. Prior to this merger, Silitek was affiliated through common ownership and control with Taiwan Lite-On, and both companies were members of The Lite-On Group and publicly traded on the Taiwan Stock Exchange.

Raymond Soong, who became a director and Chairman of the Board of the Company effective March 1993, is also the Chairman of the Boards of LSC and Lite-On Technology Corporation (a significant shareholder of LSC), and is the founder of the Lite-On Group of companies and a board member of Actron Technology.

C.H. Chen, the Company’s Vice Chairman of the Board, is also Vice-Chairman of LSC, and a board member of Actron Technology Corporation.

Dr. Shing Mao, who is a director of the Company, retired in 2000 as Chairman of the Board of Lite-On Milpitas, a wholly-owned subsidiary of Taiwan Lite-On which merged with Lite-On Technology Corporation in 2002. Dr. Mao was also a director of LSC from 1989 to 2000, and since 1996, has been a director of FabTech.

M.K. Lu, who has been a director of the Company since 1995, is also President of LSC and acting President of Actron Technology Corporation, both Lite-On Group companies. From 1983 to 1990, Mr. Lu was General Manager/Vice President of Silitek.

Michael Giordano, a director of the Company, is Senior Vice President-Investment Consulting at the investment-banking firm of UBS, Inc. Along with his son, James Giordano, Michael Giordano has, from time to time, assisted directors, executive officers, and employees of the Company in stock option exercises and subsequent stock sales of the Company’s Common Stock, as well as provided investment management services. Mr. Giordano is also the pension consultant for the Company’s 401(k) plan, which is managed by UBS Fiduciary Trust. In addition, Mr. Giordano has, from time to time, provided investment management services for directors and officers of The Lite-On Group. All such services have been provided by UBS, Inc. at customary rates and terms.

John M. Stich, a director of the Company, is also President and CEO of The Asian Network. In 2000 and 2001, Mr. Stich had received fees as a marketing consultant to the Company. In 2002, Mr. Stich ceased performing marketing consulting services for the Company.

Dr. Keh-Shew Lu, President and Chief Executive Officer, and a director of the Company, retired as Senior Vice President of TI and manager of Worldwide Mixed-Signal Products - Semiconductor Group in 2001. During 2002, Dr. Lu received fees as an engineering consultant to the Company. Dr. Lu is also a director of Lite-On Technology Corporation.

Mark A. King, the Company’s Vice President of Sales and Marketing, has an approximate $100,000 investment in one of the Company’s computer software vendors (a privately-held company). Mr. King’s investment was made subsequent to the Company’s purchase of the software, which is used for sales quotation and channel management, and has been approved by the Board. Fees paid to this software vendor in 2005, including annual software maintenance and consulting fees, were approximately $122,000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended December 31, 2004, all reporting persons filed reports on a timely basis except Messrs. Soong, Chen, Giordano, Mao, Stich, M.K. Lu, Keh-Shew Lu, Liu, King and Wertz who filed Form 4’s on August 31, 2005 for stock options granted on July 12, 2005. To avoid the inadvertent failure of directors and executive officers to timely file these reports, the Company periodically advises such persons of their filing obligations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

PROPOSAL TWO - RATIFICATION OF EXECUTIVE STOCK GRANT

At the Meting, the Stockholders will be asked to consider and to approve the grant to Dr. Keh-Shew Lu of shares of Common Stock.

Terms of Stock Grants

In connection with his appointment as the President and Chief Executive Officer, the Compensation Committee approved the grant to Dr. Lu of 180,000 (270,000 shares as adjusted for the 3-for-2 stock split on December 1, 2005) shares of Common Stock under the Incentive Bonus Plan. The Board believes that this grant of shares was a material inducement to Dr. Lu accepting his appointment, will assist the Company in retaining Dr. Lu’s services as President and Chief Executive Officer, and will more closely align the interests of Dr. Lu to those of the stockholders.

The grant of shares to Dr. Lu is subject to the satisfaction of the following conditions by the First Vesting Date (as defined below):

•	the attainment of certain performance goals;

•	the approval of the grant by the stockholders of the Company; and

•	Dr. Lu’s continued employment by the Company.

 Such performance goals are:

•	the completion of a follow-on public offering, the net proceeds of which to the Company exceed $50 million;

•	the increase in the market capitalization of the Company (i.e., number of shares outstanding multiplied by the closing sales price of the Company’s Common Stock) to $1 billion; and

•	attaining aggregate net sales of analog devices of at least $40 million during any four successive fiscal quarters.

As a result of the 3-for-2 stock split in December 2005, 270,000 shares of Common Stock will be issued to Dr. Lu upon the approval of this grant by the Company’s stockholders.

Under the Incentive Bonus Plan, 50% of the shares become salable and transferable (“vest”) on the day following the third anniversary of the grant (the “First Vesting Date”), and 50% vest on the day following the fourth anniversary of the grant. If the recipient voluntarily leaves the employment of the Company or is terminated for cause, he forfeits any stock not yet vested.

For a description of the terms of Dr. Lu’s employment, including salary, bonus and perquisites, see “Proposal One – Election of Directors – Employment Contracts and Termination of Employment and Change in Control Arrangements.”

The compensation expense related to this grant of $4,671,000 is being expensed by the Company over the 4-year vesting period.

Certain Effects of the Proposal

Unless this grant of shares complies with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (as discussed below), the Company may be denied a deduction for compensation attributable to these shares to the extent that such compensation exceeds $1 million in a given year. Pursuant to the provisions of Section 162(m), this grant must be disclosed to and approved by the Company’s stockholders. If the stockholders do not approve this grant before the shares vest under the terms of the Incentive Bonus Plan, this grant will be rescinded. The Company believes that it is in the best interests of the Company and its stockholders for the Stockholders to approve this grant at the Meeting so that the Company will be able to claim a compensation deduction attributable thereto.

Section 162(m) Limitations

The following is intended only as a brief summary Section 162(m) and the regulations promulgated thereunder.

Section 162(m) of the Code generally disallows the deduction of compensation income in excess of $1,000,000 paid to the Chief Executive Officer or one of the other four most highly compensated employees of the Company whose compensation is required to be disclosed under the Securities Exchange Act of 1934. If Dr. Lu were to receive more than $1,000,000 in compensation in any tax year, the Company would not be allowed to deduct that portion of such officer’s otherwise deductible compensation that exceeded $1,000,000.

Section 162(m) of the Code does not apply, however, to compensation that meets the following four criteria: (1) the compensation is payable solely on the attainment of performance goals; (2) the performance goals are determined by a compensation committee of the Board of Directors comprised solely of two or more “outside directors” (as defined); (3) the material terms of the compensation are disclosed to the stockholders and approved by the stockholders; and (4) the compensation committee certifies that the performance goals have been met.

Vote Required

The proposal to ratify this grant of shares to Dr. Lu requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the proposal at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE EXECUTIVE STOCK GRANT.

PROPOSAL THREE –AMENDMENT OF CERTIFICATE OF INCORPORATION

The Board has approved, declared advisable and recommends that the stockholders consider and approve an amendment (the "Amendment") to Article Four of the Company's Certificate of Incorporation (the "Certificate"), pursuant to which the authorized number of shares of Common Stock would be increased from 30,000,000 shares to 70,000,000. The Certificate also currently authorizes the issuance of up to 1,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. The Amendment would not alter the authorized number of shares of Class A Preferred Stock.

Purpose and Effects of the Amendment

At December 31, 2005, there were 25,258,119 shares of Common Stock issued and outstanding. In addition, there were 4,095,113 shares of Common Stock issuable upon the exercise of outstanding stock options, and 161,137 shares were reserved in the aggregate for issuance pursuant to the Company's 2001 Omnibus Equity Incentive Plan and Incentive Bonus Plan.

The Board believes that the flexibility provided by the Amendment to permit the Company to issue or reserve additional Common Stock, in the discretion of the Board, without the delay or expense of a special meeting of stockholders, is in the best interest of the Company and its stockholders. The Company has no present plans, arrangements, commitments or understandings with respect to the issuance of any additional shares of Common Stock authorized by the Amendment. Shares of Common Stock may be used for general corporate purposes, including, but not limited to, stock splits and stock dividends, acquisitions, public offerings, stock option and other employee benefit plans.

Pursuant to the Certificate, stockholders of the Company have no preemptive rights with respect to the additional shares of Common Stock authorized by the Amendment. The Certificate does not require further approval of stockholders prior to the issuance of any additional shares of Common Stock. In certain circumstances (generally relating to the number of shares to be issued, the manner of offering and the identity of the recipients), the rules of The Nasdaq Stock Market ("Nasdaq") may require specific authorization in connection with the issuance of such additional shares. The Company does not anticipate that it will seek authorization from stockholders for issuance of additional shares of Common Stock unless required by the applicable rules of Nasdaq.

The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership, book value per share and voting rights of the present holders of the Common Stock. The Amendment also may have the effect of discouraging attempts to take over control of the Company, as additional shares of Common Stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of the Company. The Amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Certificate or By-laws having an anti-takeover effect.

Resolution

The following resolution will be submitted to stockholders at the Meeting for their approval:

RESOLVED: That the first sentence of ARTICLE FOUR of the Restated Certificate of Incorporation of this corporation be amended to read in its entirety as follows:

"FOURTH: The Company is authorized to issue a total of seventy-one million (71,000,000) shares of all classes of stock. Of such total number of authorized shares of stock, seventy million (70,000,000) shares are Common Stock, each of which shares of Common Stock has a par value of Sixty-Six and Two-Thirds Cents ($.66-2/3), and one million (1,000,000) shares are Preferred Stock, each of which shares of Preferred Stock has a par value of One Dollar ($1.00)."

Vote Required

In accordance with Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Amendment. Accordingly, abstentions will have the same effect as votes "AGAINST" approval of the Amendment, while broker non-votes will not be counted as votes cast for or against the Amendment. If the Amendment is approved, the Company intends to file the Amendment with the Secretary of State of the State of Delaware as soon as practicable thereafter. The Amendment will be effective immediately upon acceptance. The Board reserves the right to abandon or delay the Amendment even if it is approved by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED
AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL FOUR – AMENDMENT OF 2001 OMNIBUS EQUITY INCENTIVE PLAN

General

In April 2001, the 2001 Omnibus Equity Incentive Plan (the "2001 Incentive Plan") became effective. Under the 2001 Incentive Plan, employees, non-employee directors and consultants of the Company and its subsidiaries are eligible to receive shares of Common Stock of the Company or other securities or benefits with a value derived from the value of the Common Stock of the Company. The purpose of the 2001 Incentive Plan is to enable the Company to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in the Company and, thereby, further align their interests with those of the Company's stockholders.

As of the Record Date, the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the 2001 Incentive Plan may not exceed the sum of (i) 3,383,217 shares and (ii) on each January 1, an additional number of shares equal to 1% of the total number of shares of Common Stock outstanding on the immediately preceding December 31. The “evergreen” feature will be removed if the proposed amendment is approved by stockholders as described below.

Purpose and Effect of the Amendment

The Stockholders will be asked at the Meeting to consider and vote upon a proposal to amend the 2001 Incentive Plan to:

•	Increase the number of shares of Common Stock that may be issued pursuant to awards granted thereunder by 2,200,000 shares.

•	Delete the provision thereof that automatically increases, by 1% of the outstanding shares on each January 1, the maximum number of shares of Common Stock that may be issued thereunder.

•	Provide that stock options and stock appreciation rights will not be repriced without the approval of the stockholders.

•	Provide that the exercise price per share of Common Stock purchasable under a stock option be not less than 100% of the fair market value of the Common Stock on the date of grant of such stock option.

•	Provide for the "cashless" (or "net") exercise of stock options.

•
Provide that each share of Common Stock subject to issuance under any award, other than options or stock appreciation rights, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan as 1.52 shares.

•
Provide that, to the extent a stock appreciation right is settled for shares of Common Stock, the number of shares used for determining the benefit under such stock appreciation right shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan, regardless of the number of shares used to settle the stock appreciation right upon such exercise.

•
Provide that, to the extent a stock option is exercised on a "cashless" (or "net") basis, the number of shares of Common Stock issued upon exercise, plus the number of shares retained by the Company, shall be counted against the maximum number of shares of Common Stock that may be issued under the 2001 Incentive Plan.

•	Specify certain performance criteria, the achievement of which may be required in order for performance awards to vest.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT OF THE 2001 OMNIBUS EQUITY INCENTIVE PLAN

Option Grants and Exercises

As of the Record Date, 334,178 shares have been issued pursuant to awards granted under the 2001 Incentive Plan, 2,721,778 shares were subject to awards outstanding under the 2001 Incentive Plan, and 327,261 shares were available for issuance under awards that may be granted under the 2001 Incentive Plan. For information concerning the grant of awards during fiscal 2005 to the Named Executives, the exercise of stock options during fiscal 2005 by the Named Executives, and unexercised stock options held by the Named Executives as of December 31, 2005, see "ELECTION OF DIRECTORS—Stock Option Grants" and "ELECTION OF DIRECTORS—Stock Option Exercises and Holdings."

Vote Required

The affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote on the amendment at the Meeting is required to approve the amendment. Abstentions will be included in the number of votes cast on the amendment and, accordingly, will have the effect of a vote "AGAINST" the amendment. However, broker non-votes will not be included in the number of shares counted as being present for the purposes of voting on the amendment and, accordingly, will have the effect of reducing the number of affirmative votes required to approve the amendment).

Summary of the Plan

The following summary of the 2001 Incentive Plan does not purport to be a complete description of the Plan and is qualified in its entirety by reference to its full text, a copy of which is attached to this Proxy Statement as Appendix A.

General. The purpose of the 2001 Incentive Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and, thereby, align participants' and stockholders' interests. Stock options and stock awards, including stock units and cash awards, may be granted under the 2001 Incentive Plan. Options granted under the 2001 Incentive Plan may be either "incentive stock options," as defined in Section 422 of the Code, or non-qualified stock options.

Administration. The 2001 Incentive Plan is administered by the Compensation and Stock Options Committee of the Board of Directors (the "Committee"). Subject to the provisions of the 2001 Incentive Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the 2001 Incentive Plan are borne by the Company.

Terms of Awards. The 2001 Incentive Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload options, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

An award granted under the 2001 Incentive Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Code, or are not intended to be incentive options ("non-qualified stock options"). Incentive stock options may be granted only to employees.

No incentive stock option may be granted under the 2001 Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of the grant and the term of the option does not exceed five years from the date of the grant. In addition, the aggregate fair market value, determined at the time of the grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its subsidiaries) may not exceed $100,000. As a result of enactment of Section 162(m) of the Code, and to provide the Committee flexibility in structuring awards, the 2001 Incentive Plan states that in the case of stock options and stock appreciation rights, no person may receive in any year a stock option to purchase more than 100,000 shares or a stock appreciation right measured by more than 100,000 shares.

If awards granted under the 2001 Incentive Plan expire, are canceled or otherwise terminate without being exercised, the Common Stock not purchased pursuant to the award again becomes available for issuance under the 2001 Incentive Plan. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan.

Eligibility. All employees and consultants of the Company and all non-employee directors of the Company will be eligible to participate in the Plan. As of December 31, 2005, there were approximately 1,621 employees of the Company, including five current executive officers and six non-employee directors of the Company who would be eligible to participate in the Plan.

Payment of Exercise Price. An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Company or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

Amendment. Subject to limitations imposed by law, the Board may amend or terminate the 2001 Incentive Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of any award previously granted under the 2001 Incentive Plan or any rights thereunder without the recipient's consent.

Section 16(b). Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% shareholders of the Company are generally liable to the Company for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The 2001 Incentive Plan is designed to comply with Rule 16b-3.

Term. Awards may not be granted under the 2001 Incentive Plan on or after the tenth anniversary of the adoption of the 2001 Incentive Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award on or after the twentieth anniversary of the adoption of the 2001 Incentive Plan.

Performance Goals. The business criteria on which performance goals are based under the 2001 Incentive Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant. The Committee may use any one or more of the following performance criteria: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders’ equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity or productivity, (xxiv) EBITDA, (xxv) market capitalization, (xxvi), capital raised in follow-on or debt offerings, (xxvii) quality or yield improvements, (xxviii) acquisitions, and (xxix) any other similar criteria.

Adjustments. If there is any change in the stock subject to the 2001 Incentive Plan or subject to any award made under the 2001 Incentive Plan (through merger, consolidation, reorganization, re-capitalization, stock dividend, dividend in kind, stock split, liquidating dividend, combination or exchange of shares, change in corporate structure or otherwise), the 2001 Incentive Plan and shares outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the 2001 Incentive Plan and the class, number of shares and price per share of stock subject to such outstanding options as determined by the Committee to be fair and equitable to the holders, the Company and the shareholders. In addition, the Committee may also make adjustments in the number of shares covered by, and the price or other value of any outstanding awards under the 2001 Incentive Plan in the event of a spin off or other distribution (other than normal cash dividends) of Company assets to stockholders.

Section 162(m) Limitations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the 2001 Incentive Plan provides that no employee may be granted more than 100,000 shares in any calendar year.

Federal Income Tax Consequences

Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Non-Qualified Stock Options. An optionee does not recognize any taxable income at the time a non-qualified stock option is granted. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards. Stock awards will generally be taxed in the same manner as non-qualified stock options. However, a restricted stock award is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to the extent the award will be forfeited in the event that the employee ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the employee will not recognize ordinary income at the time of award. Instead, the employee will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture, or when the stock becomes transferable, if earlier. The employee’s ordinary income is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date the stock is no longer subject to forfeiture.

The employee may accelerate his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e., within thirty days of the award) an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Stock Appreciation Rights. An awardee does not recognize any taxable income at the time a stock appreciation right is granted. Upon exercise, the awardee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price.

The foregoing is only a summary of the effect of U.S. federal income taxation upon recipients and the Company with respect to the grant and exercise of awards under the 2001 Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT OF THE 2001 OMNIBUS EQUITY INCENTIVE PLAN.

PROPOSAL FIVE - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Moss Adams LLP has been the Company's independent registered public accounting firm since 1993 and has been selected by the Board, upon recommendation of the Audit Committee to serve as its independent registered public accounting firm for the calendar year ending December 31, 2006. Professional services rendered by Moss Adams LLP for 2005 consisted of an audit of the Company's annual financial statements (including services incurred with rendering an opinion under Section 404 of Sarbanes-Oxley Act of 2002) and review of quarterly financial statements, consultation on interim financial statements, services related to filings with the SEC, meetings with the Company's Audit Committee and consultation on various matters relating to accounting and financial reporting. All professional services rendered by Moss Adams LLP during 2005 were furnished at customary rates and terms. Representatives of Moss Adams LLP are expected to be present at the Meeting. They will have the opportunity to make a statement, if they so desire, and respond to appropriate questions from Stockholders.

Audit Fees, Tax Fees, and All Other Fees

For the fiscal years ended December 31, 2004 and 2005, fees for services provided by Moss Adams LLP were approximately as follows:

Description	2004 (1)	2005
Audit Fees, including fees for professional services necessary to perform an audit or review in accordance with the standards of the Public Company Accounting Oversight Board, including services rendered for the audit of the Company's financial statements (including services incurred with rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q.
	$426,000	$572,000
Audit-related Fees, including assurance related fees, accounting consultation including the S-3 filing (in 2005) and related services	$31,000	$206,000
Tax Fees, professional services for income tax return preparation, tax advice and tax planning	$105,000	$110,000
All Other Fees, not included in above	$19,000	$21,000
Total	$581,000	$909,000

(1) - Prior year figures conform to current-year presentation.

The Audit Committee administers the Company's engagement of Moss Adams LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Moss Adams LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent registered public accounting firm to perform the services.

Moss Adams LLP has advised the Company that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries. The Audit Committee, in reliance on the independent registered public accounting firm, determined that the provision of these services is compatible with maintaining the independence of Moss Adams LLP.

Prior to engagement, the Audit Committee pre-approves all independent registered public accounting firm services. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Although this appointment is not required to be submitted to a vote of Stockholders, the Audit Committee believes it is appropriate as a matter of policy to request that the Stockholders ratify the appointment. If the Stockholders do not ratify the appointment, which requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Meeting, the Board will consider the selection of another independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSALS OF STOCKHOLDERS AND STOCKHOLDER NOMINATIONS FOR 2007 ANNUAL MEETING

Under certain circumstances, stockholders are entitled to present proposals at stockholder meetings. Currently, the 2007 annual meeting of stockholders is expected to be held on or about May 17, 2007.

SEC rules provide that any stockholder proposal to be included in the proxy statement for the Company's 2007 annual meeting must be received by the Secretary of the Company at the Company's office at 3050 East Hillcrest Drive, Westlake Village, California 91362 prior to December 14, 2006, in a form that complies with applicable regulations. If the date of the 2007 annual meeting is advanced or delayed more than 30 days from the date of the 2006 annual meeting, stockholder proposals intended to be included in the proxy statement for the 2007 annual meeting must be received by us within a reasonable time before the Company begins to print and mail the proxy statement for the 2007 annual meeting. Upon any determination that the date of the 2007 annual meeting will be advanced or delayed by more than 30 days from the date of the 2006 annual meeting, the Company will disclose the change in the earliest practicable Quarterly Report on Form 10-Q.

SEC rules also govern a company's ability to use discretionary proxy authority with respect to stockholder proposals that were not submitted by the stockholders in time to be included in the proxy statement. In the event a stockholder proposal is not submitted to the Company prior to February 28, 2007, the proxies solicited by the Board for the 2007 annual meeting of stockholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2007 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2007 annual meeting is advanced or delayed more than 30 days from the date of the 2006 annual meeting, then the stockholder proposal must not have been submitted to the Company within a reasonable time before the Company mails the proxy statement for the 2007 annual meeting.

Stockholders may nominate candidates for the Board at an annual meeting. Stockholders who wish to request that the Nominating Committee consider a candidate for the 2007 annual meeting should submit information about the candidate to the Nominating Committee a reasonable time before the Company begins to print and mail the proxy statement for the 2007 annual meeting. The requesting stockholder should provide sufficient biographical information about the proposed candidate to satisfy the requirements of the Securities and Exchange Commission for inclusion in the proxy statement and to permit the Nominating Committee to evaluate the proposed candidate in light of the criteria described under the caption “Nominating Procedures and Criteria.” The request should also provide the full name, address and telephone number of the requesting stockholder and sufficient information to verify that the requesting shareholder is eligible to vote at the 2007 annual meeting. Additional information and certifications by the requesting stockholder and the proposed candidate may be required before the Nominating Committee can make its evaluation.

ANNUAL REPORT AND FORM 10-K

The Company's annual report to stockholders for the year ended December 31, 2005 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of Moss Adams LLP, the Company's independent registered public accounting firm, for the calendar years ended December 31, 2003, 2004 and 2005.

STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS REQUIRED TO BE FILED WITH THE SEC PURSUANT TO THE EXCHANGE ACT, FOR THE YEAR ENDED DECEMBER 31, 2005, BY WRITING TO THE COMPANY; ATTN: INVESTOR RELATIONS, 3050 EAST HILLCREST DRIVE, WESTLAKE VILLAGE, CALIFORNIA 91362, OR EMAIL THE REQUEST TO DIODES-FIN@DIODES.COM. THE INFORMATION IS ALSO AVAILABLE ON THE COMPANY’S WEBSITE AT WWW.DIODES.COM AND THE SEC’S WEBSITE AT WWW.SEC.GOV.

Dated at Westlake Village, California, this fourth day of April 2006.

By Order of the Board of Directors,
DIODES INCORPORATED

/s/ Carl C. Wertz
Carl C. Wertz,
Secretary

Appendix A

DIODES INCORPORATED
2001 OMNIBUS EQUITY INCENTIVE PLAN
(As Amended May 17, 2006)

Diodes Incorporated, a Delaware corporation (the “Company”), by action of its Board of Directors, hereby adopt the Diodes Incorporated 2001 Omnibus Equity Incentive Plan (the “Plan”) with the following provisions:

1.
Purpose. The purpose of the Plan is to promote and advance the interests of the Company and its stockholders by enabling the Company and its Subsidiaries to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between such persons and the Company’s stockholders. The Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

2.	Definitions. For purposes of this Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean any parent or subsidiary (as defined in Sections 424(e) and (f) of the Code) of the Company.

“Award” means an award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any one (or more) of the following events:

(i)
Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which twenty-five percent (25%) or more of the total number of votes for the election of the Board may be cast;

(ii)
As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board;

(iii)
The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(iv)	A tender offer or exchange offer is made for the shares of the Common Stock (other than one made by the Company) and the shares of the Common Stock are acquired thereunder.

Notwithstanding the foregoing, the formation of a holding company for the Company in which the stockholdings of the holding company after its formation are substantially the same as for the Company prior to the holding company formation does not constitute a Change in Control for purposes of this Plan.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations and authoritative interpretations promulgated thereunder.

“Committee” means the committee of the Board that is provided for in Section 3 of the Plan.

“Common Stock” means the common stock of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

“Company” means Diodes Incorporated, a Delaware corporation.

“Consultant” means any natural person who performs bona fide services for the Company or an Affiliate as a consultant or advisor, excluding Employees and Non-Employee Directors.

“Date of Grant” means the date the Committee (or the Board, as the case may be) takes formal action designating that a Participant shall receive an Award, notwithstanding the date the Participant accepts the Award, the date the Company and the Participant enter into a written agreement with respect to the Award, or any other date.

“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

“Employee” means any individual who is a common-law employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto.

“Fair Market Value” means on any given date, the closing price for the Common Stock on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded, determined in accordance with the following rules:

(i)
If the Common Stock is admitted to trading or listing on a national securities exchange registered under the Exchange Act, the closing price for any day shall be the last reported sale price, or in the case no such reported sale takes place on such date, the average of the last reported bid and ask prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed;

(ii)
If not listed or admitted to trading on any national securities exchange, the last sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation National Market System (“NMS”) or, in the case no such reported sale takes place, the average of the closing bid and ask prices on such date;

(iii)
If not quoted on the NMS, the average of the closing bid and ask prices of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or any comparable system; or

(iv)
If the Common Stock is not listed on NASDAQ or any comparable system, the closing bid and ask prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Committee for that purpose.

“Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a non-Employee member of the Board.

“Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

“Optioned Stock” means the shares of Common Stock that are subject to a Stock Option.

“Participant” means an Employee, Non-Employee Director, or Consultant of the Company or a Subsidiary who is granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to the provisions of Section 9 of the Plan, the vesting of which is contingent on the attainment of specified performance criteria.

“Performance Share Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

“Performance Unit Grant” means an Award of monetary units granted pursuant to the provisions of Section 9 of the Plan.

“Plan” means this Diodes Incorporated 2001 Omnibus Equity Incentive Plan, as set forth herein and as it may be hereafter amended and from time to time in effect.

“Qualified Note” means a recourse note, with a fixed market rate of interest, that may, at the discretion of the Committee, be secured by the Optioned Stock or otherwise.

“Restricted Award” means an Award granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Stock Grant” means an Award of shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Restricted Unit Grant” means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 8 of the Plan.

“Service” means the performance of services for the Company (or any Affiliate) by an Employee, Non-Employee Director, or Consultant, as determined by the Committee in its sole discretion. Service shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and any Affiliate, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including Company policies. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

“Stock Appreciation Right” means an Award to benefit from the appreciation of Common Stock granted pursuant to the provisions of Section 7 of the Plan.

“Stock Option” means an Award to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan.

“Subsidiary” means any corporation or entity which is a subsidiary of the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Stockholder” means a person who owns stock (after taking into account the constructive ownership rules of Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any Affiliate).

“Termination Date” means the date on which a Participant’s Service terminates, as determined by the Committee in its sole discretion.

3.	Administration.

(a)
The Plan shall be administered by a committee appointed by the Board. The Committee shall be comprised solely of not less than two persons who are “outside directors” within the meaning of Section 162(m)(4)(C) of the Code and “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act. Members of the Committee shall serve at the pleasure of the Board and the Board may from time to time remove members from, or add members to, the Committee. No person who is not an “outside director” within the meaning of Section 162(m)(4)(C) of the Code and a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act may serve on the Committee. Appointment to the Committee of any person who is not an “outside director” and a “non-employee director” shall automatically be null and void, and any person on the Committee who ceases to be an “outside director” and a “non-employee director” shall automatically and without further action cease to be a member of the Committee.

(b)
A majority of the members of the Committee shall constitute a quorum for the transaction of business. Action approved in writing by a majority of the members of the Committee then serving shall be as effective as if the action had been taken by unanimous vote at a meeting duly called and held.

(c)
The Committee is authorized to construe and interpret the Plan, to promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be binding upon all Participants and any person claiming under or through any Participant. Although the Committee is anticipated to make certain Awards that constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the Committee is also expressly authorized to make Awards that do not constitute “performance-based compensation” within the meaning of that provision. By way of example, and not by way of limitation, the Committee, in its sole and absolute discretion, may issue an Award that is not based on a performance goal, as set forth in (i) below, but is based solely on continued service to the Company.

(d)
The Committee may employ or retain persons other than members of the Committee to assist the Committee to carry out its responsibilities under such conditions and limitations as it may prescribe, except that the Committee may not delegate its authority with regard to selection for participation of and the granting of Awards to persons subject to Section 16 of the Exchange Act or with regard to any of its duties under Section 162(m) of the Code necessary for awards under this Plan to qualify as “performance-based compensation” for purposes of Section 162(m)(4)(C) of the Code.

(e)
The Committee is expressly authorized to make such modifications to the Plan as are necessary to effectuate the intent of the Plan as a result of any changes in the income tax, accounting, or securities law treatment of Participants and the Plan.

(f)
The Company shall effect the granting of Awards under the Plan in accordance with the determinations made by the Committee, by execution of instruments in writing in such form as approved by the Committee.

(g)	The Committee may not increase an Award once granted, although it may grant additional Awards to the same Participant.

(h)
The Committee shall keep the Board informed as to its actions and make available to the Board its books and records. Although the Committee has the authority to establish and administer the Plan, the Board reserves the right at any time to abolish the Committee and administer the Plan itself.

(i)
In the case of an Award that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m)(4)(C), the Committee shall establish in writing at the time of making the Award the business criterion or criteria that must be satisfied for payment pursuant to the Award and the amount payable upon satisfaction of those standards. Those standards are also referred to herein as performance goals. Such criterion or criteria shall be established prior to the Participant rendering the services to which they relate and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). In carrying out these duties, the Committee shall use objective written standards for establishing both the performance goal and the amount of compensation such that a third party with knowledge of the relevant facts would be able to determine whether and to what extent the goal has been satisfied and the amount of compensation payable. The Committee shall provide a copy the document setting forth such standards to the affected Participant and shall retain such written material in its permanent books and records.

(j)
In the case of remuneration that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m)(4)(C), other than Performance Awards granted pursuant to Section 9 of the Plan, the Committee and the Board shall disclose to the stockholders of the Company the material terms under which such remuneration is to be paid under the Plan, and shall seek approval of the stockholders by a majority vote in a separate stockholder vote before payment of such remuneration. For these purposes, the material terms include the individuals (or class of individuals) eligible to receive such compensation, a description of the business criterion or criteria on which the performance goal is based, either the maximum amount of the compensation to be paid thereunder or the formula used to calculate the amount of compensation if the performance goal is attained, and such other terms as required under Code Section 162(m)(4)(C) and the Treasury Regulations thereunder determined from time to time. The foregoing actions shall be undertaken in conformity with the rules of Code Section 162(m)(4)(C)(ii) and Treasury Regulations promulgated thereunder. Such remuneration shall not be payable under this Plan in the absence of such an approving stockholder vote. In the case of remuneration that is not intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), the Committee and the Board shall make such disclosures to and seek such approval from the stockholders of the Company as they reasonably determine are required by law.

(k)
To the extent required under Code Section 162(m)(4)(C), before any payment of remuneration under this Plan, the Committee must certify in writing that the performance goals and any other material terms of the Award were in fact satisfied. Such certification shall be kept with the permanent books and records of the Committee, and the Committee shall provide the affected Participant with a copy of such certification.

(l)
The Committee shall use its good faith best efforts to comply with the requirements of Section 162(m)(4)(C) of the Code for Awards that are intended to qualify under that section as “performance-based compensation,” but shall have no liability to the Company or any recipient in the event one or more Awards do not so qualify.

4.	Duration of and Common Stock Subject to the Plan.

(a)
Term. The Plan shall become effective as of June 11, 2001, the date of its adoption by the Board, subject to ratification by the stockholders of the Company within twelve (12) months after the effective date. In the event that the stockholders of the Company do not ratify the Plan within twelve (12) months after the effective date, any Awards granted pursuant to the Plan shall be rescinded automatically. Unless sooner terminated by the Board, the Plan shall continue until June 11, 2011, one day prior to the tenth (10th) anniversary of the Plan’s effective date, when it shall terminate and no Awards may be granted under the Plan thereafter. The termination of the Plan shall not affect the Awards that are outstanding on the termination date.

(b)
Shares of Common Stock Subject to the Plan. The maximum total number of shares of Common Stock with respect to which aggregate stock Awards may be granted under the Plan shall be five million eight hundred eighty-three thousand two hundred seventeen (5,883,217). Notwithstanding the foregoing, the maximum number of shares of Common Stock which may be issued pursuant to Incentive Stock Options under this Plan may not exceed five million eight hundred eighty-three thousand two hundred seventeen (5,883,217).

(i)	All of the amounts stated in this Paragraph (b) are subject to adjustment as provided in Section 15 below.

(ii)
For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the foregoing limitations the number of shares of Common Stock subject to issuance upon exercise or used for payment or settlement of Awards, subject to clauses (iv), (v) and (vi) of this Paragraph (b).

(iii)
If any Awards are forfeited, terminated, expire unexercised, settled or paid in cash in lieu of stock or exchanged for other Awards, the shares of Common Stock which were theretofore subject to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture or expiration of such Awards.

(iv)	Each share of Common Stock subject to issuance under any award, other than options or SARs, shall be counted against the foregoing limitations as 1.52 shares.

(v)
To the extent a SAR is settled for shares of Common Stock, the number of shares used for determining the benefit under such SAR, to the extent exercised, shall be counted against the foregoing limitations, regardless of the number of shares used to settle the SAR upon such exercise.

(vi)
To the extent a Stock Option is exercised on a cashless basis, the number of shares of Common Stock issued upon such exercise, plus the number of shares of Common Stock retained by the Company, shall be counted against the foregoing limitations.

(c)
Source of Common Stock. Common Stock which may be issued under the Plan may be either authorized and unissued stock or issued stock which have been reacquired by the Company. No fractional shares of Common Stock shall be issued under the Plan.

5.
Eligibility. Incentive Stock Options may only be granted to Employees of the Company or a Subsidiary. Employees, Non-Employee Directors, and Consultants of the Company or a Subsidiary are eligible to receive Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Awards, Performance Awards and other Awards under the Plan.

6.
Stock Options. Stock options granted under the Plan may be in the form of Incentive Stock Options or Non-Qualified Stock Options (collectively referred to as “Stock Options”). Stock Options shall be subject to the terms and conditions set forth below. Each written Stock Option agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable.

(a)
Grant. Stock Options shall be granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and pursuant to written agreements with the Participant in such form as the Committee may from time to time approve in its sole and absolute discretion. The terms of individual Stock Option agreements need not be identical. Each Stock Option agreement shall state specifically whether it is intended to be an Incentive Stock Option agreement or a Non-Qualified Stock Option agreement. Stock Options may be granted alone or in addition to other Awards under the Plan. No person may be granted (in any calendar year) options to purchase more than one-hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b)
Exercise Price. Except as otherwise provided for in Paragraph (f) below, the exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price per share may not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the Date of Grant of such Stock Option.

(c)	Option Term. The term of each Stock Option shall be fixed by the Committee. However, the term of any Stock Option shall not exceed ten (10) years after the Date of Grant of such Stock Option.

(d)
Exercisability. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the Date of Grant and set forth in the written Stock Option agreement. A written Stock Option agreement may, if permitted pursuant to its terms, become exercisable in full upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control).

(e)
Method of Exercise. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Committee specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the exercise price (i) in cash or (ii) if acceptable to the Committee, in shares of Common Stock or a Qualified Note. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired, pursuant to a brokerage or similar arrangement, approved in advance by the Committee, and use the proceeds from such sale as payment of part or all of the exercise price of such shares; provided, however, that such payment of the exercise price would not cause the Company to recognize compensation expense for financial reporting purposes. The Committee may also permit a cashless exercise, subject to any conditions or limitations that the Committee may establish.

(f)
Special Rules for Incentive Stock Options. The terms specified below shall be applicable to all Incentive Stock Options. Stock Options which are specifically designated as Non-Qualified Stock Options when issued under the Plan shall not be subject to the terms of this Paragraph.

(i)
Ten Percent Stockholder. If any Employee to whom an Incentive Stock Option is granted is a Ten Percent Stockholder, then the exercise price of the Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant of such Incentive Stock Option, and the term of the Incentive Stock Option shall not exceed five (5) years measured from the Date of Grant of such option.

(ii)
Dollar Limitation. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Optioned Stock (determined as of the Date of Grant of each Stock Option) with respect to Stock Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate) that may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of one hundred thousand dollars ($100,000). To the extent the Employee holds two or more such Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted. Any Stock Options in excess of such limitation shall automatically be treated as Non-Qualified Stock Options.

(g)
Without the approval of the stockholders of the Company, Stock Options and SARs granted under the Plan will not be repriced, replaced or regranted through cancellation, or by lowering the exercise price of a previously granted Award.

7.
Stock Appreciation Rights. The grant of Stock Appreciation Rights under the Plan shall be subject to the following terms and conditions. Furthermore, the Stock Appreciation Rights shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable. The terms of each Stock Appreciation Right granted shall be set forth in a written agreement between the Company and the Participant receiving such grant. The terms of such agreements need not be identical.

(a)
Stock Appreciation Rights. A Stock Appreciation Right is an Award determined by the Committee entitling a Participant to receive an amount equal to the excess of the Fair Market Value of a share of Common Stock on a fixed date, which shall be the date concluding a measuring period set by the Committee upon granting the Stock Appreciation Right, over the Fair Market Value of a share of Common Stock on the Date of Grant of the Stock Appreciation Right, multiplied by the number of shares of Common Stock subject to the Stock Appreciation Right. No Stock Appreciation Rights granted in any calendar year to any person may be measured by an amount of shares of Common Stock in excess of one hundred thousand (100,000) shares, subject to adjustment under Section 15 below. The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(b)
Grant. A Stock Appreciation Right may be granted in addition to or completely independent of any other Award under the Plan. Upon grant of a Stock Appreciation Right, the Committee shall select and inform the Participant regarding the number of shares of Common Stock subject to the Stock Appreciation Right and the date that constitutes the close of the measuring period.

(c)
Measuring Period. A Stock Appreciation Right shall accrue in value from the Date of Grant over a time period established by the Committee. In the written Stock Appreciation Right agreement, the Committee may also provide (but is not required to provide) that a Stock Appreciation Right shall be automatically payable on one or more specified dates prior to the normal end of the measuring period upon the occurrence of events selected by the Committee (including, but not limited to, a Change in Control) that are beyond the control of the Participant. The Committee may provide (but is not required to provide) in the Stock Appreciation Right agreement that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m).

(d)
Form of Payment. Payment pursuant to a Stock Appreciation Right may be made (i) in cash, (ii) in shares of Common Stock, (iii) a promissory note or (iv) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Stock Appreciation Right is granted, at the time of payment or at any time in between such dates. However, any Stock Appreciation Right paid upon or subsequent to the occurrence of a Change in Control shall be paid in cash.

8.
Restricted Awards. Restricted Awards granted under the Plan may be in the form of either Restricted Stock Grants or Restricted Unit Grants. Restricted Awards shall be subject to the following terms and conditions. Furthermore, the Restricted Awards shall be pursuant to a written agreement executed both by the Company and the Participant, which agreement shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. The terms of such written agreements need not be identical.

(a)
Restricted Stock Grants. A Restricted Stock Grant is an Award of shares of Common Stock transferred to a Participant subject to such terms and conditions as the Committee deems appropriate, as set forth in Paragraph (d) below.

(b)
Restricted Unit Grants. A Restricted Unit Grant is an Award of units (with each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit all or a portion of such units upon termination of Service for specified reasons within a specified period of time, and restrictions on the sale, assignment, transfer or other disposition of such units.

(c)
Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the Committee may impose different terms and conditions (including performance goals) on any particular Restricted Award made to any Participant. Each Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The certificate evidencing the shares shall be held in custody by the Company until the restrictions imposed thereon shall have lapsed or been removed. No person may be granted (in any calendar year) Restricted Awards that are intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, totaling or measured by more than one-hundred thousand (100,000) shares of Common Stock (subject to adjustment pursuant to Section 15 below). The foregoing sentence is an annual limitation on grants and not a cumulative limitation.

(d)
Restriction Period. Restricted Awards shall provide that in order for a Participant to vest in such Awards, the Participant must continuously provide Services, subject to relief for specified reasons, for such period as the Committee may designate at the time of the Award (“Restriction Period”). If the Committee so provides in the written agreement with the Participant, a Restricted Award may also be subject to satisfaction of such performance goals as are set forth in such agreement. During the Restriction Period, a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions during the Restriction Period upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control). The Committee may provide (but is not required to provide) in the written agreement with the recipient that in the case of a cash payment such acceleration in payment shall also be subject to discounting of the payment to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Upon expiration of the applicable Restriction Period (or lapse of restrictions during the Restriction Period where the restrictions lapse in installments or by action of the Committee), the Participant shall be entitled to receive his or her Restricted Award or portion thereof, as the case may be.

(e)
Payment of Awards. A Participant who receives a Restricted Stock Grant shall be paid solely by release of the restricted stock at the termination of the Restriction Period (whether in one payment, in installments or otherwise). A Participant shall be entitled to receive payment for a Restricted Unit Grant (or portion thereof) in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award upon the expiration of the applicable Restriction Period. Payment in settlement of a Restricted Unit Grant shall be made as soon as practicable following the conclusion of the specified Restriction Period (i) in cash, (ii) in shares of Common Stock equal to the number of units granted under the Restricted Unit Grant with respect to which such payment is made, or (iii) in any combination of the above, as the Committee shall determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment or at any time in between such dates.

(f)
Rights as a Stockholder. A Participant shall have, with respect to the shares of Common Stock received under a Restricted Stock Grant, all of the rights of a stockholder of the Company, including the right to vote the stock, and the right to receive any cash dividends. Such cash dividends shall be withheld, however, until their release upon lapse of the restrictions under the Restricted Award. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the same restrictions and other terms and conditions that apply to shares under the Restricted Stock Grant with respect to which the dividends are issued.

9.
Performance Awards. Performance Awards granted under the Plan may be in the form of either Performance Share Grants or Performance Unit Grants. Performance Awards shall be subject to the terms and conditions set forth below. Furthermore, the Performance Awards shall be subject to written agreements which shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable in its sole and absolute discretion. Such agreements need not be identical.

(a)
Performance Share Grants. A Performance Share Grant is an Award of units (with each unit equivalent in value to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(b)
Performance Unit Grants. A Performance Unit Grant is an Award of units (with each unit representing such monetary amount as designated by the Committee) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units (or a portion of such units) in the event certain performance criteria are not met within a designated period of time.

(c)
Grants of Awards. Performance Awards shall be granted under the Plan pursuant to written agreements with the Participant in such form as the Committee may from time to time approve. Performance Awards may be granted alone or in addition to other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award made to any Participant. No Performance Share Grants granted in any calendar year to any one person may be measured by more than [one-hundred thousand (100,000)] shares of Common Stock (subject to adjustment pursuant to Section 15 below). The preceding sentence is an annual limitation on grants and a not cumulative limitation.

(d)
Performance Goals and Performance Periods. Performance Awards shall provide that, in order for a Participant to vest in such Awards, the Company must achieve certain performance goals (“Performance Goals”) over a designated performance period selected by the Committee (“Performance Period”). The Performance Goals and Performance Period shall be established by the Committee, in its sole and absolute discretion. The Committee shall establish Performance Goals for each Performance Period before the commencement of the Performance Period and while the outcome is substantially uncertain or at such other time permitted under Treasury Regulations Section 1.162-27(e)(2). The Committee shall also establish a schedule or schedules for such Performance Period setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Goals actually achieved or exceeded. In setting Performance Goals, the Committee may use any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (i) cash flow, (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average shareholders’ equity, (vii) total shareholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, (xxiv) EBITDA, and (xxv) any other similar criteria.

(e)
Payment of Awards. In the case of a Performance Share Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by such Award as of the end of the Performance Period. In the case of a Performance Unit Grant, the Participant shall be entitled to receive payment for each unit earned in an amount equal to the dollar value of each unit times the number of units earned. The Committee, pursuant to the written agreement with the Participant, may make such Performance Awards payable in whole or in part upon the occurrence of events selected by the Committee that are beyond the control of the Participant (including, but not limited to, a Change in Control). The Committee may provide (but is not required to provide) in the written agreement with the recipient that, in the case of a cash payment, acceleration in payment of a Performance Award shall also be subject to discounting to reasonably reflect the time value of money using any reasonable discount rate selected by the Committee in accordance with Treasury Regulations under Code Section 162(m). Payment in settlement of a Performance Award shall be made as soon as practicable following the conclusion of the Performance Period (i) in cash, (ii) in shares of Common Stock, or (iii) in any combination of the above, as the Committee may determine in its sole and absolute discretion. The Committee may elect to make this determination either at the time the Award is granted, at the time of payment, or at any time in between such dates.

10.	Other Stock-Based and Combination Awards.

(a)
The Committee may grant other Awards under the Plan pursuant to which Common Stock is or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such other stock-based grants may be granted either alone or in addition to any other type of Award granted under the Plan. To the extent that an Award is intended to constitute “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, such Award shall be subject to Paragraph (d) of Section 9 of the Plan. No stock-based Award granted in any calendar year to any one person, to the extent such Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, may be denominated by more than one-hundred thousand (100,000) shares of Common Stock.

(b)
The Committee may also grant Awards under the Plan in combination with other Awards or in exchange of Awards, or in combination with or as alternatives to grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(c)
Subject to the provisions of the Plan, the Committee shall have authority to determine the individuals to whom and the time or times at which the Awards shall be made, the number of shares of Common Stock to be granted or covered pursuant to such Awards, and any and all other conditions and/or terms of the Awards.

11.
Deferral Elections. The Committee may permit a Participant to elect to defer his or her receipt of the payment of cash or the delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the exercise, earn out or vesting of an Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible (a) payment or crediting of reasonable interest on such deferred amounts credited in cash, and (b) the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Company and the Committee shall not be responsible to any person in the event that the payment deferral does not result in deferral of income for tax purposes. Notwithstanding any part of the foregoing to the contrary, it is the Company’s intent that all Awards granted under this Plan, and any payment deferral permitted under this Plan, shall not cause an imposition of the additional taxes provided for in Section 409A(a)(1)(B) of the Code.

12.
Dividend Equivalents. Awards of Stock Options, Stock Appreciation Rights, Restricted Unit Grants, Performance Share Grants, and other stock-based Awards may, in the sole and absolute discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Common Stock, the Participant may be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment, and payment contingencies of such dividend equivalents, as it deems appropriate or necessary.

13.
Termination of Service. The terms and conditions under which an Award may be exercised after a Participant’s termination of Service shall be determined by the Committee and reflected in the written agreement with the Participant concerning the Award.

14.
Non-Transferability of Awards. No Award under the Plan, and no rights or interest therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. Subject to the foregoing, during the lifetime of a Participant, Awards are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative if the Participant is Disabled.

15.	Adjustments Upon Changes in Capitalization, Etc.

(a)
The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b)
In the event of any change in capitalization affecting the Common Stock after the effective date of this Plan, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination, exchange of stock, other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, (ii) the maximum number of shares of Common Stock which may be sold or awarded to any Participant, (iii) the number of shares of Common Stock covered by each outstanding Award, and (iv) the price per share in respect of outstanding Awards. The Committee’s determination with respect to the adjustments shall be final, binding, and conclusive.

(c)
The Committee may also make such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to stockholders.

16.	Change in Control.

(a)	Except as otherwise provided for in Paragraph (b) below, in the event of a Change in Control, and except as otherwise provided in Award agreements:

(i)
All Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control (and shall terminate at such time as specified in the Award agreement);

(ii)	All restrictions and conditions of all Restricted Stock Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and

(iii)	All Performance Share Grants and Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control.

(b)
In the event that any payment under this Plan (alone or in conjunction with other payments) would otherwise constitute an “excess parachute payment” under Section 280G of the Code (in the sole judgment of the Committee), such payment shall be reduced or eliminated to the extent the Committee determines necessary to avoid deduction disallowance under Section 280G of the Code or the imposition of excise tax under Section 4999 of the Code. The Committee may consult with a Participant regarding the application of Section 280G and/or Section 4999 to payments otherwise due to such Participant under the Plan, but the judgment of the Committee as to applicability of those provisions, the degree to which a payment must be reduced to avoid those provisions, and which Awards shall be reduced, is final.

17.
Amendment and Termination. Without further approval of the stockholders, the Board may at any time terminate the Plan, or may amend it from time to time in such respects as the Board may deem advisable. However, the Board may not, without approval of the stockholders, make any amendment which would (a) increase the aggregate number of shares of Common Stock which may be issued under the Plan (except for adjustments pursuant to Section 15 above), (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) materially increase the benefits accruing to Participants under the Plan. Notwithstanding the above, the Board may amend the Plan to take into account changes in applicable securities laws, federal income tax laws and other applicable laws. Further, should the provisions of Rule 16b-3, or any successor rule, under the Exchange Act be amended, the Board may amend the Plan in accordance with any modifications to that rule without the need for stockholder approval. Notwithstanding the foregoing, the Plan may not be amended more than once every six months other than to comply with the changes in the Code.

18.	Miscellaneous Matters.

(a)	Tax Withholding.

(i)
The Company’s obligation to deliver Common Stock and/or pay any amount under the Plan shall be subject to the satisfaction of all applicable federal, state, local, and foreign tax withholding requirements.

(ii)
The Committee may, in its discretion, provide the Participants or their successors with the right to use previously vested Common Stock in satisfaction of all or part of the taxes incurred by such Participants in connection with the Plan; provided, however, that this form of payment shall be limited to the withholding amount calculated using the minimum statutory rates. Such right may be provided to any such holder in either or both of the following formats.

1.
Stock Withholding: The election to have the Company withhold, from the Common Stock otherwise issuable under the Plan, a portion of the Common Stock with an aggregate Fair Market Value equal to the taxes calculated using the minimum statutory rates.

2.
Stock Delivery: The election to deliver to the Company, at the time the taxes are required to be withheld, one or more shares of Common Stock previously acquired by the Participant or his or her successor with an aggregate Fair Market Value equal to the taxes calculated using the minimum statutory rates.

(b)
Not an Employment or Service Contract. Neither the adoption of the Plan nor the granting of any Award shall confer upon any Participant any right to continue in the Service of the Company or an Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate to terminate the Services of any of its Employees, Non-Employee Directors, or Consultants at any time, with or without cause.

(c)
Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any written contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

(d)
Annulment of Awards. The grant of any Award under the Plan payable in cash is provisional until cash is paid in settlement thereof. The grant of any Award payable in Common Stock is provisional until the Participant becomes entitled to the certificate in settlement thereof. Payment under any Awards granted pursuant to the Plan is wholly contingent upon stockholder approval of the Plan. Where approval for an Award sought pursuant to Section 162(m)(4)(C)(ii) is not granted by the Company’s stockholders, the Award shall be annulled automatically. In the event the Service of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For purposes of the Plan, the term “terminated for cause” means any discharge because of personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses not involving moral turpitude), or material breach of any provision of an employment or independent contractor agreement with the Company.

(e)
Other Company Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination indemnity or severance pay law of any state. Furthermore, such benefits shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that inclusion of an Award or portion of an Award should be included. Awards under the Plan may be made in combination with or in addition to, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements (in addition to this Plan) as it deems necessary to attract, retain, and motivate officers, directors, employees or independent contractors for their service with the Company and its Subsidiaries.

(f)
Securities Law Restrictions. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for shares of Common Stock delivered under the Plan may be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g)
Award Agreement. Each Participant receiving an Award under the Plan shall enter into a written agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole and absolute discretion, determine.

(h)	Costs of Plan. The costs and expenses of administering the Plan shall be borne by the Company.

(i)	Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

(j)
Section 409A. Notwithstanding anything in the Plan to the contrary, it is the Company’s intent that the Plan shall be administered so that the additional taxes provided for in Section 409A(a)(1)(B) of the Code are not imposed.

REVOCABLE PROXY	REVOCABLE PROXY

DIODES INCORPORATED
Annual Meeting of Stockholders – May 17, 2006
This Proxy Is Solicited by the Board of Directors

The undersigned stockholder(s) of Diodes Incorporated (the “Company”) hereby nominates, constitutes and appoints Keh-Shew Lu and Carl C. Wertz, the attorneys, agents and proxies of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the annual meeting of stockholders of the Company (the “Meeting”) to be held on Wednesday, May 17, 2006, at the Renaissance Hotel, 30100 Agoura Road, Agoura Hills, California 91301, at 9:00 a.m. (California time), and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally thereat, as follows:

1. ELECTION OF DIRECTORS

[ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY
(except as marked to the contrary below)   to vote for all nominees listed below
Discretionary authority to cumulate votes is granted

Nominees: C.H. Chen, Michael R. Giordano, Keh-Shew Lu, M.K. Lu, Shing Mao, Raymond Soong, and John M. Stich.

(Instructions: To withhold authority to vote for any one or more nominees, write that nominee's or nominees' name(s) in the space provided)________________________________________________________________________

2.	TO approve the restricted grant to Dr. Keh-Shew Lu of 180,000 shares (270,000 shares split adjusted on December 1, 2005) of Common Stock

FOR [  ]     AGAINST [  ]  ABSTAIN [  ]

3.	TO approve a proposed amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 30,000,000 to 70,000,000

FOR [  ]     AGAINST [  ]  ABSTAIN [  ]

4.
TO approve various proposed amendments of the 2001 Omnibus Equity Incentive Plan, including the increase by 2,200,000 in the number of shares of Common Stock which may be subject to awards granted thereunder.

FOR [  ]     AGAINST [  ]  ABSTAIN [  ]

5.	TO ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

FOR [  ]     AGAINST [  ]  ABSTAIN [  ]

Please Sign and Date on Reverse Side

REVOCABLE PROXY	REVOCABLE PROXY

ALL PROPOSALS TO BE ACTED UPON ARE PROPOSALS OF THE BOARD. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF A MOTION TO ADJOURN THE MEETING TO ANOTHER TIME OR PLACE IN ORDER TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE RECOMMENDATIONS OF THE BOARD, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD.

The undersigned hereby ratifies and confirms all that said attorneys and Proxyholders, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying said notice.

Date:____________________

____________ ___________
(Name of Stockholder, Printed)

_______________________
(Signature of Stockholder)

_______________________
(Name of Stockholder, Printed)

_______________________
(Signature of Stockholder)

(Please date this Proxy and sign your name as it  appears on your stock certificate(s). Executors, administrators, trustees, etc. should give their full titles. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. All joint owners should sign.)

Unless “AGAINST” or “ABSTAIN” is indicated, the Proxy will be voted “FOR” proposals 1, 2, 3, 4, and 5.

PLEASE SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.